Exhibit 99.7

PRO FORMA VALUATION UPDATE

REPORT

MUTUAL HOLDING COMPANY STOCK

OFFERING

Community First Bancshares, Inc. | Covington, Georgia

PROPOSED HOLDING COMPANY FOR:

Newton Federal Bank | Covington, Georgia

Dated as of February 3, 2017

1100 North Glebe Road Suite 600

Arlington, Virginia 22201

703.528.1700

rpfinancial.com

February 3, 2017

Boards of Directors

Community First Bancshares, MHC

Community First Bancshares, Inc.

Newton Federal Bank

3175 Highway 278

Covington, Georgia 30014

Members of the Board of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”), and applicable regulatory interpretations thereof. Our original appraisal report, as amended, dated November 25, 2016 (the “Original Appraisal”), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On October 31, 2016, the Board of Directors of the Newton Federal Bank (“Newton Federal” or the “Bank”) adopted a Plan of Reorganization. Pursuant to the Plan, the Bank will reorganize in to a three-tier mutual holding company structure, including Community First Bancshares, MHC (the “MHC”) and Community First Bancshares, Inc. (the “Company”). The MHC will be a top-tier mutual holding company and the Company will be the mid-tier stock holding company, which will own 100% of the outstanding common stock of Newton Federal. The Company will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, Newton Federal will receive at least 50.0% of the net stock proceeds and the balance will be retained by the Company. The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Community First or the Company.

The Company will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members and the MHC as such terms are defined in the Company’s Plan for purposes of

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Directors

February 3, 2017

applicable federal regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated offering

A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of Newton Federal and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan (“ESOP”) and reinvestment of the proceeds that are retained by the Company. In the future, the Company may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in Newton Federal’s financial condition, including financial data through December 31, 2016; (2) an updated comparison of Newton Federal’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which the Company’s common stock, immediately upon completion of the minority stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1. Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended September 30, 2016 and updated financial information through December 31, 2016. Community First’s assets increased by $5.1 million or 2.22% from September 30, 2016 to December 31, 2016, which was related to increases in cash and cash equivalents, investment

Board of Directors

February 3, 2017

Table 1

Newton Federal Bank

Recent Financial Data

	Sept. 30, 2016		Dec. 31, 2016
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$232,832	100.00%	$237,999	100.00%
Cash, cash equivalents	25,693	11.03	26,128	10.98
Investment securities	7,704	3.31	8,936	3.75
Loans receivable, net	190,050	81.63	192,590	80.92
Fixed Assets	4,325	1.86	5,093	2.14
Deferred Tax Asset	3,536	1.52	3,367	1.41
Deposits	181,699	78.04	187,763	78.89
Total equity	45,081	19.36	45,461	19.10

	12 Months Ended		12 Months Ended
	Sept. 30, 2016		Dec. 31, 2016
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$11,248	4.96%	$11,396	4.97%
Interest expense	(1,415)	(0.62)	(1,234)	(0.54)

Net interest income	$9,833	4.34	$10,162	4.44
Provisions for loan losses	0	0.00	0	0.00

Net interest income after prov.	$9,833	4.34	10,162	4.44
Non-interest operating income	1,208	0.53	1,256	0.55
Non-Operating Inc./(Exp.), net	(423)	(0.19)	(398)	(0.17)
Non-interest operating expense	(8,764)	(3.86)	(8,977)	(3.92)

Income before income tax expense	$1,854	0.82	2,043	0.89
Income taxes	(697)	(0.31)	(780)	(0.34)

Net income	$1,157	0.51%	$1,263	0.55%

Sources: Community First’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Board of Directors

February 3, 2017

securities and loans receivable. Overall, cash and investments (inclusive of FHLB stock) increased from $25.7 million or 11.03% of assets at September 30, 2016 to $26.1 million or 10.98% of assets at December 31, 2016. From September 30, 2016 to December 31, 2016, loans receivable increased from $190.1 million or81.63% of assets to $192.6 million or 80.9% of assets, as the lending activities in the loan production office continued to provide additional loans for portfolio. Investment securities also expanded in terms of dollar amount as a percent of assets, as the Company purchased additional securities with available cash.

Updated credit quality measures showed the balance of non-performing assets increased slightly in dollar terms, but remained relatively stable at 3.87% of assets at December 31, 2016. The increase in non-performing assets was largely due to an increase in non-accruing loans and other real estate owned, which were offset in part by decreases in performing troubled debt restructured loans. As of December 31, 2016, non-performing assets consisted of $4.9 million of non-accruing loans, $4.0 million of performing troubled debt restructurings and $284,000 of repossessed assets.

The Bank’s interest-bearing funding composition showed an increase in deposits during the last quarter of 2016. Deposits increased by $6.1 million, from $181.7 million or 78.04% of assets at September 30, 2016 to $187.8 million or 78.89% of assets at December 31, 2016. Deposit growth during the quarter was primarily driven by a $4.8 million increase in passbook accounts. There continued to be no outstanding borrowings as of December 31, 2016.

Community First’s equity increased from $45.1 million or 19.36% of assets at September 30, 2016 to $45.5 million or 19.10% of assets at December 31, 2016. Essentially all of the increase in equity was due to additions to retained earnings, although the Bank established a small available for sale investment portfolio during the quarter.

Community First’s operating results for the 12 months ended September 30, 2016 and December 31, 2016 are also set forth in Table 1. The Bank’s reported earnings increased from $1.16 million or 0.51% of average assets for the 12 months ended September 30, 2016 to $1.26 million or 0.55% of average assets for the 12 months ended December 31, 2016. The increase in net income was due primarily to a reduction in interest expense and, to a lesser extent, an increase in non-interest income, which was partially offset by an increase in operating expenses.

Community First’s net interest income increased from $9.83 million or 4.34% of average assets for the 12 months ended September 30, 2016 to $10.16 million or 4.44% of average assets for the 12 months ended December 31, 2016. Most of the increase was due to a decrease in interest expense, while a slight increase in interest income also contributed to the increase in the Bank’s net interest income. The increase in interest income was realized through a higher average loan balance for the period ended, which was offset in part by a lower average yield on loans. The decline in interest expense was due to the continued reduction in higher rate certificates of deposit, which were allowed to run off at maturity to improve deposit mix and reduce costs of funds. Overall, the Bank’s interest rate spread increased from 4.10% during the last quarter of 2015 to 4.72% during the last quarter of 2016.

Board of Directors

February 3, 2017

Operating expenses increased from $8.76 million or 3.86% of average assets for the 12 months ended September 30, 2016 to $8.98 million or 3.92% of average assets during the 12 months ended December 31, 2016. Most of the increase in operating expenses was related to increased data processing costs, personnel costs, director compensation and other real estate owned expenses. Overall, Community First’s updated ratios for net interest income and operating expenses provided for a lower expense coverage ratio (net interest income divided by operating expenses), as Community First’s expense coverage ratios increased from 1.12x for the 12 months ended September 30, 2016 to 1.13x for the 12 months ended December 31, 2016.

Non-interest operating income was also higher during the most recent 12 month period, which was primarily related to increases in miscellaneous non-interest income. Other sources of non-interest operating income increased from $1.21 million or 0.53% of average for the 12 months ended September 30, 2016 to $1.26 million or 0.55% of average assets for the 12 months ended December 31, 2016. Overall, when factoring non-interest operating income into core earnings, the Bank’s updated efficiency ratio of 78.36% (operating expenses, as a percent of net interest income and non-interest operating income) was slightly more favorable compared to its efficiency ratio of 79.26% recorded for the 12 months ended September 30, 2016.

The Bank’s updated earnings showed a slight decrease in non-operating losses, which amounted to $398,000 or 0.17% of average assets for the 12 months ended December 31, 2016 compared to $423,000 or 0.19 of average assets for the 12 months ended September 30, 2016. The losses included expenses related to other real estate owned, which are considered recurring for valuation purposes, while the expense related to the termination of a former CEO is considered a one-time expense.

There were no loan loss provisions were established in the most recent 12 period, as the Bank’s reserve calculations indicated adequate reserve levels. As of December 31, 2016, the Bank maintained an allowance for loan losses of $4.4 million equal to 2.24% of total loans and 95.18% of non-performing loans. The Bank recorded net recoveries of $74,000 during the quarter ended December 31, 2016.

2. Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for Community First, the Peer Group and all publicly-traded thrifts. The Bank’s and the Peer Group’s ratios are based on financial results through December 31, 2016 and September 30, 2016, respectively.

In general, the comparative balance sheet ratios for the Bank and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. Consistent with the Original Appraisal, the Bank’s updated interest-earning asset composition reflected a lower concentration of cash and investments and a higher concentration of loans. Overall, the Bank’s and the Peer Group’s updated interest-earning assets-to-assets ratios equaled 95.65% and 95.07%, respectively.

Community First’s updated funding composition continued to show a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer

Board of Directors

February 3, 2017

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2016 or the Most Recent Date Available

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash & Equivalents	MBS & Invest	BOLI	Net Loans (1)	Deposits	Borrowed Funds	Sub. Debt	Total Equity	Goodwill & Intang	Tangible Equity	Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. &Subdebt	Total Equity	Tangible Equity	Tier 1 Leverage	Tier 1 Risk-Based	Risk-Based Capital
Newton Federal Bank
December 31, 2016			10.98%	3.75%	0.00%	80.92%	78.89%	0.00%	0.00%	19.10%	0.00%	19.10%	4.59%	-30.60%	15.61%	5.02%	0.00%	2.95%	2.95%	19.48%	30.84%	32.12%
All Thrifts
Averages			7.18%	14.77%	1.59%	72.36%	75.70%	10.29%	0.44%	12.50%	0.46%	12.26%	12.67%	9.53%	14.59%	13.78%	9.00%	10.70%	8.51%	12.08%	18.54%	19.67%
Medians			5.28%	12.31%	1.63%	74.94%	76.84%	9.04%	0.00%	11.42%	0.00%	11.12%	8.34%	3.59%	10.46%	9.16%	0.00%	3.98%	3.31%	10.91%	15.60%	16.85%
State of GA
CHFN	Charter Financial Corporation	GA	7.37%	14.55%	3.41%	69.09%	80.52%	3.46%	0.46%	14.08%	2.25%	11.83%	40.50%	44.93%	39.21%	57.25%	-8.73%	-0.87%	-14.83%	11.51%	14.34%	15.26%
Comparable Group
Averages			5.80%	16.22%	2.05%	73.05%	76.78%	6.29%	0.06%	15.88%	0.19%	15.70%	10.11%	-1.03%	13.84%	10.83%	147.65%	-0.35%	-0.27%	14.28%	20.76%	21.91%
Medians			5.06%	12.96%	2.09%	75.87%	78.67%	4.04%	0.00%	15.73%	0.00%	15.46%	7.82%	-13.63%	10.77%	7.90%	0.00%	-0.11%	-0.04%	13.71%	19.80%	20.82%
Comparable Group
ANCB	Anchor Bancorp	WA	2.83%	7.23%	4.51%	80.82%	69.78%	14.11%	0.00%	14.63%	0.00%	14.63%	14.45%	-21.43%	23.59%	1.04%	515.00%	0.77%	0.77%	14.20%	15.30%	16.20%
EQFN	Equitable Financial Corp.	NE	3.92%	0.70%	0.00%	90.74%	83.23%	0.00%	0.00%	15.92%	0.00%	15.92%	7.67%	-30.32%	11.21%	8.53%	0.00%	3.29%	3.29%	11.83%	13.00%	14.25%
IROQ	IF Bancorp, Inc.	IL	2.01%	20.17%	1.46%	74.73%	71.96%	12.74%	0.00%	14.23%	0.00%	14.23%	5.50%	-13.63%	12.99%	3.82%	19.46%	3.27%	3.27%	13.80%	18.80%	20.10%
JXSB	Jacksonville Bancorp, Inc.	IL	9.47%	28.31%	2.19%	56.14%	81.25%	2.04%	0.00%	14.60%	0.82%	13.77%	7.97%	31.18%	-2.45%	15.16%	-65.61%	3.35%	3.56%	13.16%	18.96%	20.21%
MELR	Melrose Bancorp, Inc.	MA	7.91%	12.31%	2.00%	77.06%	81.69%	1.87%	0.00%	16.23%	0.00%	16.23%	19.29%	-17.97%	36.29%	23.06%	NA	-5.74%	-5.74%	13.61%	21.04%	22.14%
MSBF	MSB Financial Corp.	NJ	7.30%	10.63%	3.15%	75.92%	77.18%	5.23%	0.00%	16.74%	0.00%	16.74%	16.94%	-20.85%	30.52%	29.67%	-30.60%	-4.95%	-4.95%	13.52%	17.68%	18.93%
PBSK	Poage Bankshares, Inc.	KY	4.79%	13.61%	1.58%	75.81%	80.15%	2.85%	0.63%	15.54%	0.53%	15.01%	5.54%	-3.87%	9.51%	7.28%	3.00%	-1.53%	-1.08%	13.85%	20.64%	21.43%
PBIP	Prudential Bancorp, Inc.	PA	2.55%	31.93%	2.33%	61.66%	69.56%	9.05%	0.00%	20.38%	0.00%	20.38%	14.84%	NA	10.34%	6.61%	895.28%	-2.56%	-2.56%	20.41%	38.57%	39.70%
UCBA	United Community Bancorp	IN	5.34%	36.45%	3.29%	52.04%	83.70%	2.27%	0.00%	13.38%	0.53%	12.85%	1.57%	-0.57%	3.96%	2.50%	-7.69%	-0.98%	-0.85%	11.42%	21.11%	22.36%
WBKC	Wolverine Bancorp, Inc.	MI	11.88%	0.87%	0.00%	85.56%	69.25%	12.73%	0.00%	17.20%	0.00%	17.20%	7.33%	68.18%	2.44%	10.63%	0.00%	1.54%	1.54%	17.02%	22.50%	23.78%

(1)	Includes loans held for sale.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

Board of Directors

February 3, 2017

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30, 2016 or the Most Recent 12 Months Available

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
			Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Gain on Sale of Loans	Other Non-Int Income	Total Non-Int Expense	Net Gains/ Losses (1)	Extrao. Items	Provision for Taxes	Yield On IEA	Cost Of IBL	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
Newton Federal Bank			( %)
December 31, 2016			0.55%	4.97%	-0.54%	4.44%	0.00%	4.44%	0.00%	0.55%	-3.98%	-0.11%	0.00%	0.34%	5.24%	0.52%	4.72%	$3,552	38.18%
All Public Thrifts
Averages			0.62%	3.66%	0.60%	3.07%	0.07%	0.30%	0.33%	0.46%	2.91%	-0.01%	0.00%	0.22%	3.89%	0.77%	3.10%	$6,075	24.55%
Medians			0.59%	3.59%	0.57%	3.03%	0.06%	0.00%	0.05%	0.38%	2.84%	0.00%	0.00%	0.24%	3.81%	0.73%	3.05%	$5,273	32.93%
State of GA
CHFN	Charter Financial Corporation	GA	0.98%	3.96%	0.47%	3.49%	-0.02%	0.00%	0.18%	1.24%	3.33%	-0.10%	0.00%	0.51%	4.40%	0.67%	3.73%	$4,474	33.98%
Comparable Group
Averages			0.57%	3.70%	0.58%	3.11%	0.08%	0.36%	0.09%	0.60%	2.86%	0.04%	0.00%	0.26%	3.97%	0.79%	3.18%	$5,824	30.15%
Medians			0.48%	3.67%	0.57%	3.14%	0.11%	0.00%	0.08%	0.67%	2.66%	0.01%	0.00%	0.24%	3.83%	0.77%	3.12%	$5,394	33.93%
Comparable Group
ANCB	Anchor Bancorp	WA	0.17%	4.37%	0.70%	3.68%	0.10%	3.58%	0.05%	0.99%	4.41%	0.00%	0.00%	0.04%	5.01%	1.00%	4.01%	$3,824	17.75%
EQFN	Equitable Financial Corp.	NE	0.46%	3.73%	0.47%	3.26%	0.16%	0.00%	0.34%	0.76%	3.47%	-0.02%	0.00%	0.26%	3.95%	0.68%	3.27%	$3,209	35.69%
IROQ	IF Bancorp, Inc.	IL	0.70%	3.61%	0.60%	3.02%	0.17%	0.00%	0.05%	0.57%	2.46%	0.10%	0.00%	0.41%	3.71%	0.75%	2.96%	$6,197	36.60%
JXSB	Jacksonville Bancorp, Inc.	IL	0.99%	3.76%	0.33%	3.42%	0.04%	0.00%	0.07%	1.20%	3.43%	0.11%	0.00%	0.35%	4.02%	0.45%	3.57%	$3,518	25.99%
MELR	Melrose Bancorp, Inc.	MA	0.42%	2.91%	0.64%	2.27%	0.12%	0.00%	0.00%	0.10%	1.81%	0.20%	0.00%	0.22%	3.18%	0.85%	2.33%	$9,525	34.82%
MSBF	MSB Financial Corp.	NJ	0.18%	3.47%	0.55%	2.92%	0.15%	0.00%	0.00%	0.26%	2.62%	-0.13%	0.00%	0.09%	3.68%	0.79%	2.89%	$6,883	33.04%
PBSK	Poage Bankshares, Inc.	KY	0.43%	4.45%	0.53%	3.92%	0.19%	0.00%	0.13%	0.40%	3.57%	-0.02%	0.00%	0.24%	4.75%	0.70%	4.05%	$4,081	35.44%
PBIP	Prudential Bancorp, Inc.	PA	0.51%	3.27%	0.62%	2.64%	0.04%	0.00%	0.09%	0.80%	2.05%	0.02%	0.00%	0.24%	3.49%	0.83%	2.66%	$9,024	31.64%
UCBA	United Community Bancorp	IN	0.68%	3.02%	0.43%	2.59%	0.03%	0.00%	0.09%	0.76%	2.70%	0.09%	0.00%	0.13%	3.25%	0.56%	2.69%	$4,592	15.62%
WBKC	Wolverine Bancorp, Inc.	MI	1.13%	4.38%	0.98%	3.40%	-0.16%	0.00%	0.13%	0.15%	2.11%	0.00%	0.00%	0.60%	4.65%	1.28%	3.37%	$7,383	34.87%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.
(2)	For the twelve months ended March 31, 2015 or the most recent date available.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

Board of Directors

February 3, 2017

Group ratios. Updated interest-bearing liabilities-to-assets ratios equaled 78.89% and 83.13% for the Bank and the Peer Group, respectively. Community First’s updated tangible equity-to-assets ratio equaled 19.10%, which remained above the comparable Peer Group ratio of 15.70%. Overall, Community First’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 124.58%, which remained above the comparable Peer Group ratio of 114.36%. As discussed in the Original Appraisal, the additional capital realized from the stock proceeds should serve to increase Community First’s IEA/IBL ratio to a ratio that further exceeds the Peer Group’s ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for Community First are based on annualized growth rates for the 12 months ended December 31, 2016, while the Peer Group’s updated growth rates are based on annual growth for the 12 months ended September 30, 2016. Community First recorded a 4.59% increase in assets, versus asset growth of 10.11% recorded by the Peer Group. Asset growth for Community First was driven by a 15.61% increase in loans, with such loan growth offset by a 30.60% decrease in cash and investments. Asset growth for the Peer Group was sustained by a 13.84% increase in loans, which was in part funded by a 1.03% reduction in cash and investments.

On the funding side of the balance sheet, Community First’s asset growth was funded by deposit growth of 5.02%. Comparatively, asset growth for the Peer Group was funded by a 10.83% increase in deposits and a large average increase in borrowings, although such increase was related to two of the Peer Group members. Updated tangible net worth growth rates showed an increase of 2.95% for the Bank and a 0.35% decrease for the Peer Group. As noted in the Original Appraisal, the Bank’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Dividend payments and stock repurchases, pursuant to regulatory limitations and guidelines, could also potentially slow the Bank’s capital growth rate in the longer term following the stock offering.

Table 3 displays comparative operating results for Community First and the Peer Group, based on the Bank’s earnings for the 12 months ended December 31, 2016 and the Peer Group’s earnings for the 12 months ended September 30, 2016. Community First and the Peer Group reported net income to average assets ratios of 0.55% and 0.57%, respectively. A higher ratio for net interest income and a lower provision for loan losses represented earnings advantages for the Bank, which were more than offset by earnings advantages maintained by the Peer Group with respect to higher ratios for non-interest income and gains on sale of loans, as well as a lower ratio for operating expenses.

In terms of core earnings strength, updated expense coverage ratios posted by Community First and the Peer Group equaled 1.12x and 1.05x, respectively. The Bank’s higher expense coverage continued to be largely due to its significantly higher net interest income ratio which is a function of the significance of the Bank’s elevated equity ratio which provides for more interest earning assets than costing liabilities.

Taking non-interest operating income into account in assessing Community First’s core earnings relative to the Peer Group’s core earnings, the Bank’s updated efficiency ratio of 79.76% remained higher or less favorable than the Peer Group’s efficiency ratio of 77.09%.

Board of Directors

February 3, 2017

Net non-operating gains continued to be a larger contributor to the Peer Group’s earnings, as the Bank and the Peer Group reported net non-operating gains equal to a loss of 0.11% and a gain of 0.04% of average assets, respectively. As set forth in the Original Appraisal, typically such gains and losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations. Extraordinary items remained a non-factor in the Bank’s and the Peer Group’s updated earnings.

Loan loss provisions remained a slightly more significant factor in the Peer Group’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.00% and 0.02% of average assets, respectively.

The Bank’s effective tax rate of 38.18% remained above the Peer Group’s effective tax rate of 30.15%. As set forth in the prospectus, the Bank’s effective marginal tax rate is equal to 38%.

The Bank’s updated credit quality measures continued to imply a higher degree of credit risk exposure relative to the Peer Group’s implied credit risk exposure. As shown in Table 4, the Bank’s ratios for non-performing/assets and non-performing loans/loans equaled 3.87% and 4.63%, respectively, versus comparable measures of 1.81% and 2.29% for the Peer Group. As noted in the Original Appraisal, the measures for non-performing assets and non-performing loans include accruing loans that are classified as troubled debt restructurings, with such loans accounting for 43.8% of the Bank’s non-performing assets at December 31, 2016. The Bank’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 49.14% and 66.93%, respectively. Loss reserves maintained as percent of loans receivable were higher for the Bank (2.24%), versus 1.31% for the Peer Group. Net loan charge-offs remained a greater factor for the Bank than the Peer Group, as net loan charge-offs as a percent of loans equaled 0.77% for the Bank and 0.05% for the Peer Group.

3. Stock Market Conditions

Since the date of the Original Appraisal, as amended, the performance of the broader stock market has generally been positive. The post-election stock market rally resumed during the second half of November 2016, as U.S. stocks notched new record highs. Overall, the DJIA finished up 5.4% for the month of November. Led by gains in financial shares, stocks continued to surge higher during the first half of December. Stocks retreated after the Federal Reserve raised its target rate by a quarter of a percentage point at the conclusion of its mid-December policy meeting. After trading in a narrow range heading into late-December, stocks slumped in the final trading days of 2016. However, overall, the major U.S. stock indexes posted solid gains for 2016, with the DJIA and NASDAQ increasing 13.4% and 7.5%, respectively, in 2016. Bank and healthcare stocks led the stock market higher at the start of 2017, as the DJIA approached the 20000 milestone in the first week of trading during 2017. Stocks traded in a narrow range heading into the fourth quarter earnings season and then edged lower in mid-January, as investors weighed both the timing and ultimate impact of expected policy changes from the new presidential administration. During late January, the DJIA approached the 20000 mark several times, and finally closed above that level on January 25, 2017. The stock market continued to react positively and negatively to indications from Washington on potential actions in the areas of tax cuts, trade and tariffs, and regulatory relief, including the announcement that

Board of Directors

February 3, 2017

Table 4

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of September 30, 2016 or the Most Recent Date Available

				NPAs &	Adj NPAs &				Rsrves/
			REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan		NLCs/
			Assets	Assets (1)	Assets (2)	Loans (3)	Loans HFI	NPLs (3)	90+Del (1)	Chargeoffs (4)		Loans
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)		(%)
Newton Federal Bank
December 31, 2016			0.12%	3.87%	2.17%	4.63%	2.24%	49.14%	47.63%		$1,486	0.77%
All Public Thrifts
Averages			0.15%	1.33%	0.86%	1.57%	1.09%	120.47%	102.06%		$997	0.07%
Medians			0.06%	1.13%	0.64%	1.20%	0.99%	85.51%	68.00%		$121	0.04%
State of	GA
CHFN	Charter Financial Corporation	GA	0.19%	0.76%	0.45%	0.83%	1.03%	124.65%	94.06%	-$	1,132	-0.13%
Comparable Group
Averages			0.07%	1.81%	1.06%	2.29%	1.31%	66.93%	63.94%		$140	0.05%
Medians			0.05%	1.85%	0.81%	2.10%	1.22%	71.34%	67.78%		$90	0.04%
Comparable Group
ANCB	Anchor Bancorp	WA	0.06%	2.26%	0.63%	2.69%	1.08%	39.88%	38.78%		$258	0.08%
EQFN	Equitable Financial Corp.	NE	0.20%	1.93%	0.98%	0.98%	1.47%	77.76%	69.57%	-$	17	-0.01%
IROQ	IF Bancorp, Inc.	IL	0.04%	0.82%	0.47%	1.03%	1.22%	118.60%	112.83%		$187	0.04%
JXSB	Jacksonville Bancorp, Inc.	IL	0.07%	1.33%	0.57%	2.22%	1.58%	71.34%	67.78%		$52	0.03%
MELR	Melrose Bancorp, Inc.	MA	0.00%	0.00%	0.00%	0.00%	0.42%	NA	NA		$0	0.00%
MSBF	MSB Financial Corp.	NJ	0.00%	3.60%	1.45%	4.59%	1.21%	26.42%	25.94%		$127	0.05%
PBSK	Poage Bankshares, Inc.	KY	0.22%	1.78%	1.07%	2.04%	0.68%	33.13%	29.03%		$537	0.16%
PBIP	Prudential Bancorp, Inc.	PA	0.10%	3.39%	2.94%	5.28%	0.94%	17.79%	17.24%	-$	114	-0.03%
UCBA	United Community Bancorp	IN	0.01%	1.03%	0.60%	1.90%	1.62%	84.53%	82.99%		$818	0.30%
WBKC	Wolverine Bancorp, Inc.	MI	0.02%	1.92%	1.87%	2.16%	2.87%	132.93%	131.27%	-$	448	-0.14%

(1)	NPAs are defined as nonaccrual loans, performing TDRs, and OREO.
(2)	Adjusted NPAs are defined as nonaccrual loans and OREO (performing TDRs are excluded).
(3)	NPLs are defined as nonaccrual loans and performing TDRs.
(4)	Net loan chargeoffs are shown on a last twelve month basis.

Source:	SNL Financial, LC and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright	(c) 2016 by RP® Financial, LC.

Board of Directors

February 3, 2017

The Dodd Frank legislation would be reviewed for changes. On February 3, 2017, the DJIA closed at 20071.46 or 4.80% higher since the date of the Original Appraisal and the NASDAQ closed at 5666.77 or 4.96% higher since the date of the Original Appraisal.

Thrift stocks also recorded increases in market pricing since the date of the Original Appraisal. The post-election surge in bank and thrift stocks reflected investor expectations that a Republican-led government would move to roll back banking sector regulations. Financial shares retreated along with the broader stock market following the mid-December rate hike by the Federal Reserve. While thrift shares traded in a tight range in the closing weeks of 2016, the SNL Index for all publicly-traded thrifts finished 2016 with a gain of 19.49% in which the substantial portion of the gains occurred following the presidential election. Financial shares led the stock market higher at the start of 2017, which was followed by a pullback as investors dumped shares of financial companies and bought government bonds. Despite generally favorable fourth quarter earnings reports posted by the money center banks, the downturn in financial shares continued heading into the second half of January. The pro-business posture of the Administration and Congress provided support for bank stocks, including a sharp increase on February 3, 2017 when it was announced that the Dodd-Frank legislation would be reviewed for changes. When examining thrift stock values, as on February 3, 2017 the SNL Index for all publicly-traded thrifts closed at 937.65, an increase of 0.55% since November 25, 2016. Exhibit 1 presents thrift industry stock prices.

Since the date of the Original Appraisal, the updated pricing measures for the Peer Group generally reflected increases that were above the increase recorded in the SNL Index for all publicly-traded thrifts. Comparatively, the updated pricing measures for all publicly-traded thrifts generally showed lower increases relative to the Peer Group and the SNL Index for all publicly-traded thrifts. Since the date of the Original Appraisal, the stock prices of all ten Peer Group companies were higher as of February 3, 2017. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on closing stock market prices as of November 25, 2016 and February 3, 2017.

Table 5

Average Pricing Characteristics

	At Nov. 25,		At Feb 3,		%
	2016		2017		Change
Peer Group
Price/Earnings (x)	19.28	x	20.78	x	7.78%
Price/Core Earnings (x)(1)	22.95		25.11		9.41
Price/Book (%)	99.32%		107.88%		8.62
Price/Tangible Book (%)	100.73		109.44		8.63
Price/Assets (%)	15.84		16.93		6.88
Avg. Mkt. Capitalization ($Mil)	$66.83		$73.68		10.79
All Publicly-Traded Thrifts
Price/Earnings (x)	18.80	x	20.25	x	7.71%
Price/Core Earnings (x)	19.59		20.54		4.85
Price/Book (%)	123.90%		131.10%		5.81
Price/Tangible Book (%)	134.09		144.83		8.01
Price/Assets (%)	15.20		16.01		5.33
Avg. Mkt. Capitalization ($Mil)	$530.90		$575.32		8.37

(1)	Only includes those companies with meaningful earnings multiples for both time periods.

Board of Directors

February 3, 2017

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 6, two standard conversion offerings have been completed during the past three months. The average closing pro forma price/tangible book ratio of the two recent standard conversion offerings equaled 63.7%. As of February 3, 2017, the two recent standard conversion offerings reflected an average stock price of 37.2% from their IPO prices.

Shown in Table 7 are the current pricing ratios for the only fully-converted offering completed during the past three months that trades on NASDAQ. The current P/TB ratio of HV Bancorp equaled 98.39%, based on closing stock prices as of February 3, 2017.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to Community First’s pro forma value based upon our comparative analysis to the Peer Group:

Key Valuation Parameters:	PreviousValuation Adjustment
Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	No Adjustment
Dividends	Slight Downward
Liquidity of the Shares	Slight Downward
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal. Accordingly, those parameters were not discussed further in this update.

Board of Directors

February 3, 2017

Table 6

Pricing Characteristics and After-Market Trends

Conversions Completed in Trailing 12 Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to Char. Found.		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality								% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
							Excluding Foundation					% of Public Off.	Benefit Plans				Initial Div.								First Trading		After First		After First
	Conversion Date			Equity/	NPAs/	Res.	Gross	%	% of	Exp./				Recog.	Stk	Mgmt.&			Core		Core		Core	IPO		%		%		%	Thru	%
Institution			Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	2/3/2017	Chge
		Ticker	($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
HV Bancorp Inc. -PA*	1/12/17	HVBC-NASDAQ	$177	7.46%	0.76%	54%	$21.8	100%	132%	6.0%	N.A.	N.A.	8.0%	4.0%	10.0%	8.5%	0.00%	70.2%	24.9x	11.2%	0.5%	16.0%	2.8%	$10.00	$13.67	36.7%	$14.07	40.7%	$14.05	40.5%	$14.04	40.4%
Community Savings Bancorp Inc. - OH	1/11/17	CCSB-OTC Pink	$54	12.43%	0.65%	78%	$4.4	100%	96%	27.2%	N.A.	N.A.	8.0%	4.0%	10.0%	41.9%	0.00%	57.3%	96.0x	8.1%	0.1%	14.1%	0.6%	$10.00	$14.00	40.0%	$14.00	40.0%	$13.40	34.0%	$13.40	34.0%
		Averages - Standard Conversions:	$115	9.95%	0.71%	66%	$13.1	100%	114%	16.6%	N.A.	N.A.	8.0%	4.0%	10.0%	25.2%	0.00%	63.7%	60.5x	9.6%	0.3%	15.0%	1.7%	$10.00	$13.84	38.4%	$14.04	40.4%	$13.73	37.3%	$13.72	37.2%
		Medians - Standard Conversions:	$115	9.95%	0.71%	66%	$13.1	100%	114%	16.6%	N.A.	N.A.	8.0%	4.0%	10.0%	25.2%	0.00%	63.7%	60.5x	9.6%	0.3%	15.0%	1.7%	$10.00	$13.84	38.4%	$14.04	40.4%	$13.73	37.3%	$13.72	37.2%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.	(5) Mutual holding company pro forma data on full conversion basis.
(2) Does not take into account the adoption of SOP 93-6.	(6) Simultaneously completed acquisition of another financial institution.
(3) Latest price if offering is less than one week old.	(7) Simultaneously converted to a commercial bank charter.
(4) Latest price if offering is more than one week but less than one month old.	(8) Former credit union.	2/3/2017

Board of Directors

February 3, 2017

Table 7

Public Market Pricing Versus Peer Group

Community First Bancshares, Inc.

As of February 3, 2017

		Market		Per Share Data
		Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
		Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
		Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
All Non-MHC Public Companies(6)
Averages		$22.48	$575.32	$1.07	$16.18	20.25x	131.10%	16.01%	144.83%	20.54x	$0.36	1.57%	47.76%	$3,317	12.77%	12.11%	1.06%	0.70%	5.90%	0.72%	6.03%
Median		$17.77	$147.83	$0.79	$14.60	19.95x	124.89%	15.67%	134.42%	20.23x	$0.24	1.39%	40.74%	$984	11.52%	11.12%	0.88%	0.62%	5.14%	0.65%	5.22%
Comparable Group
Averages		$14.05	$30.66	$0.40	$14.25	34.27x	98.60%	15.73%	98.39%	35.13x	$0.00	0.00%	NM	$195	15.95%	15.95%	0.76%	0.46%	2.88%	0.45%	2.81%
Medians		$14.05	$30.66	$0.40	$14.25	34.27x	98.60%	15.73%	98.39%	35.13x	$0.00	0.00%	NM	$195	15.95%	15.95%	0.76%	0.46%	2.88%	0.45%	2.81%
State of GA
CHFN Charter Financial Corporation	GA	$17.30	$260.04	$0.86	$13.52	21.10x	126.54%	17.79%	150.12%	16.98x	$0.24	1.39%	26.22%	$1,438	14.12%	12.14%	0.77%	0.98%	5.90%	1.07%	6.43%
Comparable Group
HVBC HV Bancorp, Inc.	PA	$14.05	$30.66	$0.40	$14.25	34.27x	98.60%	15.73%	98.39%	35.13x	$0.00	0.00%	NM	$195	15.95%	15.95%	0.76%	0.46%	2.88%	0.45%	2.81%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

February 3, 2017

In terms of financial condition, on a pro forma basis the Bank’s updated financial condition indicated a similar asset and liability structure, with some growth in most balance sheet categories. The Bank continued to have a favorable equity/assets ratio compared to the Peer Group. Comparative asset quality ratios remained relatively stable on an updated basis. The Bank reported a slightly higher level of net income on an updated trailing 12 month basis, which resulted in a higher pro forma return on equity. Based on this overall similar comparability, we did not change the valuation adjustment for financial condition. Similarly, the Bank’s trailing 12 month net income improved somewhat, with the Bank’s ROA remaining below the Peer Group ratio. The Bank continued to maintain a favorable yield/cost spread. We determined it appropriate that a slight downward adjustment remain appropriate for profitability, growth and viability of earnings. No adjustment remained appropriate for the Bank’s asset growth, as the Bank and the Peer Group showed historical asset growth that was primarily sustained by loan growth, with the Bank’s lower historical asset growth offset by the greater pro forma leverage capacity.

Consistent with the broader stock market, the general market for thrift stocks was up since the date of the Original Appraisal. The DJIA increased 4.80% since the date of the Original Appraisal. Likewise, the updated pricing measures for the Peer Group were higher since the date of the Original Appraisal, with the Peer Group’s updated pricing measures generally reflecting increases that were above the increase recorded in the thrift industry as a whole. Two standard conversion offerings have been completed during the past three months and, as of February 3, 2017, showed an average price increase of 37.2% from their respective IPO prices. We also noted the volatility in the stock market in general and financial institution stocks specifically, given the various actions or indications of actions to be taken by the federal government. While the increase in the pricing of the Peer Group and banking industry in general would indicate upward valuations, we have moderated such increase given the volatility and uncertain future course of the federal government.

Overall, taking into account the foregoing factors, we believe that an increase in the Bank’s estimated pro market value as set forth in the Original Appraisal is appropriate.

Valuation Approaches: Fully-Converted and MHC Reported Basis

In applying the accepted valuation methodology promulgated by the OCC, FDIC and FRB, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Community First Bancshares’ to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Community First Bancshares’ prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions and offering expenses (summarized in Exhibits 2 and 3). The assumptions utilized in the pro forma analysis in calculating the Bank’s full conversion value were consistent with the assumptions utilized for the minority stock offering, with variable expenses different based on the projected stock sales by the investment banker. (summarized in Exhibits 4 and 5).

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with Community First’s financial data as of December 31, 2016.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal, this updated appraisal incorporates a “technical” analysis of recently completed offerings and publicly-traded MHCs on a fully-converted basis.

Board of Directors

February 3, 2017

The Bank has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the foregoing, we have concluded that an increase in Community First’s value is appropriate. Therefore, as of February 3, 2017, RP Financial concluded that the pro forma market value of Community First’s full conversion offering equaled $57,000,000 at the midpoint, equal to 5,700,000 shares at $10.00 per share. The updated midpoint value represents an increase of 3.6% from the pro forma market value as set forth in the Original Appraisal, as amended.

1. P/E Approach. The application of the P/E valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Bank’s reported earnings equaled $1.263 million for the 12 months ended December 31, 2016. In deriving Community First’s core earnings, the only adjustment made to reported earnings, similar to that done in the Original Appraisal, was to eliminate the expense related to the termination of the prior President and CEO, equal to $251,000. As shown below, assuming an effective marginal tax rate of 38% for the earnings adjustment, the Bank’s core earnings were estimated to equal $4.825 million for the twelve months ended December 31, 2016.

Amount
($000)
Net income	$1,263
Addback: Expenses related to CEO separation (1)	251
Tax Effect	(95)

Core earnings estimate	$1,419

(1)	Adjustment was tax effected at 38%

Based on Community First’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s reported and core P/E multiples (fully-converted basis) at the $57.0 million midpoint value equaled 58.83 times and 50.69 times, respectively. The Bank’s updated reported and core P/E multiples provided for premiums of 183.11% and 101.87% relative to the Peer Group’s average reported and core P/E multiples of 20.78 times and 25.11 times, respectively (versus premiums of 226.8% and 143.7% relative to the Peer Group’s average reported and core P/E multiples as

Board of Directors

February 3, 2017

indicated in the Original Appraisal-as adjusted. The Bank’s updated reported and core P/E multiples (fully-converted basis) indicated premiums of 222.50% and 96.24% relative to the Peer Group’s median reported and core P/E multiples, which equaled 18.24 times and 25.83 times, respectively (versus premiums of 251.6% and 168.4% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Bank’s pro forma reported P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 47.88 times and 85.99 times, respectively. The Bank’s pro forma core P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 41.50 times and 73.03 times, respectively. The Bank’s implied fully-converted conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 8, and the pro forma calculations are detailed in Exhibits 2 and 3.

On an MHC reported basis, the Bank’s reported and core P/E multiples at the $57.0 million midpoint value equaled 51.71 times and 45.31 times, respectively. The Bank’s updated reported and core P/E multiples provided for premiums of 148.85% and 80.45% relative to the Peer Group’s average reported and core P/E multiples of 20.78 times and 25.11 times, respectively (versus premiums of 184.8% and 116.6% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). The Bank’s updated reported and core P/E multiples (MHC basis) indicated premiums of 183.50% and 75.42% relative to the Peer Group’s median reported and core P/E multiples, which equaled 18.24 times and 25.83 times, respectively (versus premiums of 206.4% and 138.6% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Bank’s pro forma reported P/E ratios (MHC basis) at the minimum and the super maximum equaled 43.06 times and 71.57 times, respectively. The Bank’s pro forma core P/E ratios (MHC basis) at the minimum and the super maximum equaled 37.83 times and 62.36 times, respectively. The Bank’s implied MHC conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 9 and the pro forma calculations are detailed in Exhibits 4 and 5.

2. P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $57.0 million midpoint value, the Bank’s P/B and P/TB ratios (fully-converted basis) both equaled 60.64%. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 107.88% and 109.44%, respectively, Community First’s updated ratios reflected a discount of 43.8% on a P/B basis and a discount of 44.6% on a P/TB basis (versus discounts of 39.8% and 40.6% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 105.48% and 108.46%, respectively, Community First’s updated ratios (fully-converted basis) reflected discounts of 42.5% and 44.1% at the $57.0 million midpoint value (versus discounts of 38.9% and 40.2% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Bank’s P/B and P/TB ratios (fully-converted basis) both equaled 68.49%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 36.5% and 37.4%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 35.1% and 36.9%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. The discounts reflected under the P/B approach were also supported by the significant premiums reflected in the Bank’s P/E multiples.

Board of Directors

February 3, 2017

Table 8

Fully Converted Market Pricing Versus Peer Group

Community First Bancshares, Inc.

As of February 3, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
Sugar Creek Financial Corp.
Supermaximum			$10.00	$75.38	$0.14	$14.60	85.99		68.49%	24.91%	68.49%	73.03		$0.00	0.00%	0.00%	$303	36.36%	3.04%	0.29%	0.80%	0.34%	0.94%
Maximum			$10.00	$65.55	$0.17	$15.48	70.79		64.60%	22.30%	64.60%	60.6		$0.00	0.00%	0.00%	$294	34.51%	3.13%	0.31%	0.91%	0.37%	1.07%
Midpoint			$10.00	$57.00	$0.20	$16.49	58.83		60.64%	19.89%	60.64%	50.69		$0.00	0.00%	0.00%	$287	32.81%	3.21%	0.34%	1.03%	0.39%	1.20%
Minimum			$10.00	$48.45	$0.24	$17.87	47.88		55.96%	17.36%	55.96%	41.5		$0.00	0.00%	0.00%	$279	31.02%	3.30%	0.36%	1.17%	0.42%	1.35%
All Non-MHC Public Companies(6)
Averages			$22.48	$575.32	$1.07	$16.18	20.25	x	131.10%	16.01%	144.83%	20.54	x	$0.36	1.57%	47.76%	$3,317	12.11%	1.06%	0.70%	5.90%	0.72%	6.03%
Median			$17.77	$147.83	$0.79	$14.60	19.95	x	124.89%	15.67%	134.42%	20.23	x	$0.24	1.39%	40.74%	$984	11.12%	0.88%	0.62%	5.14%	0.65%	5.22%
Comparable Group
Averages			$20.71	$73.68	$0.75	$19.29	20.78	x	107.88%	16.93%	109.44%	25.11	x	$0.39	1.46%	37.58%	$419	15.72%	1.72%	0.57%	3.59%	0.55%	3.48%
Medians			$18.68	$70.23	$0.48	$17.81	18.24	x	105.48%	16.67%	108.46%	25.83	x	$0.24	1.20%	30.00%	$435	15.50%	1.55%	0.48%	2.84%	0.50%	3.08%
State of GA
CHFN	Charter Financial Corporation	GA	$17.30	$260.04	$0.86	$13.52	21.10	x	126.54%	17.79%	150.12%	16.98	x	$0.24	1.39%	26.22%	$1,438	12.14%	0.77%	0.98%	5.90%	1.07%	6.43%
Comparable Group
ANCB	Anchor Bancorp	WA	$26.80	$67.13	$0.29	$25.46	NM		104.75%	15.22%	104.75%	NM		NA	NA	NM	$436	14.63%	NA	0.17%	1.14%	0.17%	1.14%
EQFN	Equitable Financial Corp.	NE	$10.10	$35.12	$0.32	$10.43	32.58	x	96.82%	15.41%	96.82%	31.72	x	NA	NA	NM	$228	15.92%	NA	0.46%	3.00%	0.47%	3.08%
IROQ	IF Bancorp, Inc.	IL	$19.80	$78.22	$0.98	$21.12	16.50	x	94.83%	13.48%	94.83%	NM		$0.16	0.81%	13.33%	$589	14.23%	0.82%	0.70%	4.93%	0.64%	4.46%
JXSB	Jacksonville Bancorp, Inc.	IL	$31.00	$55.75	$1.57	$26.84	18.24	x	120.67%	17.46%	128.24%	19.94	x	$0.40	1.29%	23.53%	$331	13.89%	1.33%	0.99%	6.53%	0.92%	6.05%
MELR	Melrose Bancorp, Inc.	MA	$17.24	$44.86	$0.28	$16.61	NM		103.81%	16.84%	103.81%	NM		NA	NA	NM	$267	16.23%	0.00%	0.42%	2.26%	0.29%	1.55%
MSBF	MSB Financial Corp.	NJ	$14.50	$82.85	$0.12	$12.71	NM		113.21%	17.95%	113.21%	NM		$0.00	0.00%	NM	$434	16.74%	3.53%	0.18%	0.90%	0.26%	1.34%
PBSK	Poage Bankshares, Inc.	KY	$19.95	$74.08	$0.60	$18.78	NM		106.22%	16.50%	109.95%	33.24	x	$0.24	1.20%	53.85%	$449	15.09%	1.78%	0.43%	2.68%	0.50%	3.08%
PBIP	Prudential Bancorp, Inc.	PA	$17.56	$158.33	$0.35	$14.17	NM		124.89%	23.94%	124.89%	NM		$0.12	0.68%	30.00%	$559	20.38%	3.39%	0.51%	2.36%	0.49%	2.29%
UCBA	United Community Bancorp	IN	$16.85	$70.68	$0.81	$16.83	21.06	x	102.67%	13.45%	106.98%	NM		$0.24	1.42%	30.00%	$528	12.92%	1.02%	0.68%	5.14%	0.64%	4.84%
WBKC	Wolverine Bancorp, Inc.	MI	$33.25	$69.79	$2.14	$29.97	15.54	x	110.95%	19.08%	110.95%	15.54	x	$1.60	4.81%	74.77%	$369	17.20%	1.92%	1.13%	7.00%	1.13%	7.00%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

February 3, 2017

Table 9

MHC Market Pricing Versus Peer Group

Community First Bancshares, Inc.

As of February 3, 2017

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
Sugar Creek Financial Corp.
Supermaximum			$10.00	$34.68	$0.14	$9.84	71.57	x	101.58%	28.26%	101.58%	62.36	x	$0.00	0.00%	0.00%	$267	27.82%	3.45%	0.39%	1.42%	0.45%	1.63%
Maximum			$10.00	$30.15	$0.16	$10.73	60.72	x	93.24%	24.94%	93.24%	53.07	x	$0.00	0.00%	0.00%	$263	26.75%	3.50%	0.41%	1.54%	0.47%	1.76%
Midpoint			$10.00	$26.22	$0.19	$11.74	51.71	x	85.19%	21.97%	85.19%	45.31	x	$0.00	0.00%	0.00%	$259	25.79%	3.55%	0.42%	1.65%	0.48%	1.88%
Minimum			$10.00	$22.29	$0.23	$13.11	43.06	x	76.28%	18.92%	76.28%	37.83	x	$0.00	0.00%	0.00%	$256	24.81%	3.59%	0.44%	1.77%	0.50%	2.02%
All Non-MHC Public Companies(6)
Averages			$22.48	$575.32	$1.07	$16.18	20.25	x	131.10%	16.01%	144.83%	20.54	x	$0.36	1.57%	47.76%	$3,317	12.11%	1.06%	0.70%	5.90%	0.72%	6.03%
Median			$17.77	$147.83	$0.79	$14.60	19.95	x	124.89%	15.67%	134.42%	20.23	x	$0.24	1.39%	40.74%	$984	11.12%	0.88%	0.62%	5.14%	0.65%	5.22%
Comparable Group
Averages			$20.71	$73.68	$0.75	$19.29	20.78	x	107.88%	16.93%	109.44%	25.11	x	$0.39	1.46%	37.58%	$419	15.72%	1.72%	0.57%	3.59%	0.55%	3.48%
Medians			$18.68	$70.23	$0.48	$17.81	18.24	x	105.48%	16.67%	108.46%	25.83	x	$0.24	1.20%	30.00%	$435	15.50%	1.55%	0.48%	2.84%	0.50%	3.08%
State of GA
CHFN	Charter Financial Corporation	GA	$17.30	$260.04	$0.86	$13.52	21.10	x	126.54%	17.79%	150.12%	16.98	x	$0.24	1.39%	26.22%	$1,438	12.14%	0.77%	0.98%	5.90%	1.07%	6.43%
Comparable Group
ANCB	Anchor Bancorp	WA	$26.80	$67.13	$0.29	$25.46	NM		104.75%	15.22%	104.75%	NM		NA	NA	NM	$436	14.63%	NA	0.17%	1.14%	0.17%	1.14%
EQFN	Equitable Financial Corp.	NE	$10.10	$35.12	$0.32	$10.43	32.58	x	96.82%	15.41%	96.82%	31.72	x	NA	NA	NM	$228	15.92%	NA	0.46%	3.00%	0.47%	3.08%
IROQ	IF Bancorp, Inc.	IL	$19.80	$78.22	$0.98	$21.12	16.50	x	94.83%	13.48%	94.83%	NM		$0.16	0.81%	13.33%	$589	14.23%	0.82%	0.70%	4.93%	0.64%	4.46%
JXSB	Jacksonville Bancorp, Inc.	IL	$31.00	$55.75	$1.57	$26.84	18.24	x	120.67%	17.46%	128.24%	19.94	x	$0.40	1.29%	23.53%	$331	13.89%	1.33%	0.99%	6.53%	0.92%	6.05%
MELR	Melrose Bancorp, Inc.	MA	$17.24	$44.86	$0.28	$16.61	NM		103.81%	16.84%	103.81%	NM		NA	NA	NM	$267	16.23%	0.00%	0.42%	2.26%	0.29%	1.55%
MSBF	MSB Financial Corp.	NJ	$14.50	$82.85	$0.12	$12.71	NM		113.21%	17.95%	113.21%	NM		$0.00	0.00%	NM	$434	16.74%	3.53%	0.18%	0.90%	0.26%	1.34%
PBSK	Poage Bankshares, Inc.	KY	$19.95	$74.08	$0.60	$18.78	NM		106.22%	16.50%	109.95%	33.24	x	$0.24	1.20%	53.85%	$449	15.09%	1.78%	0.43%	2.68%	0.50%	3.08%
PBIP	Prudential Bancorp, Inc.	PA	$17.56	$158.33	$0.35	$14.17	NM		124.89%	23.94%	124.89%	NM		$0.12	0.68%	30.00%	$559	20.38%	3.39%	0.51%	2.36%	0.49%	2.29%
UCBA	United Community Bancorp	IN	$16.85	$70.68	$0.81	$16.83	21.06	x	102.67%	13.45%	106.98%	NM		$0.24	1.42%	30.00%	$528	12.92%	1.02%	0.68%	5.14%	0.64%	4.84%
WBKC	Wolverine Bancorp, Inc.	MI	$33.25	$69.79	$2.14	$29.97	15.54	x	110.95%	19.08%	110.95%	15.54	x	$1.60	4.81%	74.77%	$369	17.20%	1.92%	1.13%	7.00%	1.13%	7.00%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Board of Directors

February 3, 2017

On an MHC reported basis, the Bank’s P/B and P/TB ratios at the $57.0 million midpoint value both equaled 85.19%. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 107.88% and 109.44%, respectively, Community First’s updated ratios reflected discounts of 21.0% on a P/B basis and 22.2% on a P/TB basis (versus discounts of 15.8% and 16.9% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 105.48% and 108.46%, respectively, Community First’s updated ratios (MHC basis) reflected discounts of 19.2% and 21.5% at the $57.0 million midpoint value (versus discounts of 14.6% and 16.3% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Bank’s P/B and P/TB ratios (MHC basis) both equaled 101.58%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 5.8% and 7.2%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 3.7% and 6.3%, respectively.

3. P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings – which have received greater weight in our valuation analysis. At the $57.0 million midpoint value Community First’s pro forma P/A ratio (fully-converted basis) equaled 19.89%. In comparison to the Peer Group’s average P/A ratio of 16.93%, Community First’s P/A ratio indicated a premium of 17.5% (versus a premium of 24.2% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 16.67%, Community First’s P/A ratio (fully-converted basis) at the $57.0 million midpoint value indicated a premium of 19.3% (versus a premium of 26.0% at the midpoint valuation in the Original Appraisal).

On an MHC reported basis, Community First’s pro forma P/A ratio at the $57.0 million midpoint value equaled 21.97%. In comparison to the Peer Group’s average P/A ratio of 16.93%, Community First’s P/A ratio indicated a premium of 29.8% (versus a premium of 37.0% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 16.67%, Community First’s P/A ratio (MHC basis) at the $57.0 million midpoint value indicated a premium of 31.8% (versus a premium of 39.0% at the midpoint valuation in the Original Appraisal).

Comparison to Recent Offerings

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings. As indicated in the Original Appraisal, the pricing characteristics of recent conversion offerings are not the primary determinate of value. Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

Board of Directors

February 3, 2017

As discussed previously, two standard conversion offerings were completed during the past three months. In comparison to the 63.70% average closing forma P/TB ratio of the recent standard conversions, the Bank’s P/TB ratio of 60.64% at the midpoint value reflects an implied discount of 4.8%. At the top of the super range, the Bank’s P/TB ratio of 68.49% reflects an implied premium of 7.5% relative to the recent standard conversions average P/TB ratio at closing. The current P/TB ratio of the one recent standard conversion that is publicly-traded equaled 98.39%, based on closing stock prices as of February 3, 2017. In comparison to the current P/TB ratio of the recent publicly-traded standard conversion, the Bank’s P/TB ratio at the midpoint value reflects an implied discount of 38.4% and at the top of the super range reflects an implied discount of 30.4%.

Valuation Conclusion

We have concluded that the Bank’s estimated pro forma market value should be increased since the date of the Original Appraisal. Accordingly, it is our opinion that, as of February 3, 2017, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $57,000,000 at the midpoint, equal to 5,700,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $48,450,000 and a maximum value of $65,550,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 4,845,000 at the minimum and 6,555,000 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $75,382,500 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 7,538,250. The Board of Directors has established a public offering range such that the public ownership of the Bank will constitute a 46.0% ownership interest. Accordingly, the offering to the public of the minority stock will equal $22,287,000 at the minimum, $26,220,000 at the midpoint, $30,153,000 at the maximum and $34,675,950 at the super maximum of the valuation range. Based on the public offering range, the public ownership of shares will represent 46.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 8 and are detailed in Exhibit 2 and Exhibit 3; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 9 and are detailed in Exhibits 4 and 5.

Respectfully submitted, RP® FINANCIAL, LC.

James J. Oren
Director

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of February 3, 2017

2	Pro Forma Analysis Sheet – Fully Converted Basis

3	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

4	Pro Forma Analysis Sheet – Minority Stock Offering

5	Pro Forma Effect of Conversion Proceeds – Minority Stock Offering

6	Firm Qualifications Statement

EXHIBIT 1

Stock Prices

As of February 3, 2017

RP® Financial, LC.

Exhibit 1A

Weekly Thrift Market Line - Part One

Prices As of February 3, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
ANCB	Anchor Bancorp	WA	26.80	2,505	67.1	27.50	22.61	26.50	1.13	12.13	-1.47	0.29	0.29	25.46	25.46	174.06
ASBB	ASB Bancorp, Inc.	NC	31.25	3,788	118.4	31.80	24.07	31.80	-1.71	25.30	5.04	1.47	1.21	24.12	24.12	210.46
AF	Astoria Financial Corporation	NY	18.78	101,210	1,900.7	19.26	14.11	19.05	-1.42	25.28	0.70	0.64	0.67	15.57	13.74	146.37
BCTF	Bancorp 34, Inc.	NM	12.85	3,438	44.2	13.45	7.91	12.70	1.18	44.15	2.07	0.34	0.35	9.01	8.92	95.43
BKMU	Bank Mutual Corporation	WI	9.75	45,692	445.5	9.75	7.08	9.65	1.04	32.29	3.17	0.37	0.38	6.32	6.32	58.07
BYBK	Bay Bancorp, Inc.	MD	7.75	10,456	81.0	7.75	4.70	7.05	9.93	57.52	17.42	0.14	0.18	6.28	5.96	57.99
BNCL	Beneficial Bancorp, Inc.	PA	16.90	75,914	1,282.9	19.00	12.30	17.95	-5.85	33.91	-8.15	0.31	0.40	13.41	11.13	73.51
BHBK	Blue Hills Bancorp, Inc.	MA	19.50	26,760	521.8	19.55	13.22	19.30	1.04	37.61	4.00	0.28	0.27	14.43	14.03	86.46
BOFI	BofI Holding, Inc.	CA	29.15	63,362	1,847.0	30.60	13.47	28.42	2.57	83.10	2.10	1.91	1.89	11.32	11.32	123.97
BYFC	Broadway Financial Corporation	CA	1.55	27,301	42.3	2.50	1.37	1.60	-3.24	3.21	-5.31	0.23	0.23	1.63	1.63	15.14
BLMT	BSB Bancorp, Inc.	MA	27.95	9,108	254.6	30.05	20.72	28.20	-0.89	25.28	-3.45	1.19	NA	17.23	17.23	227.69
CFFN	Capitol Federal Financial, Inc.	KS	15.42	137,916	2,126.7	17.04	11.87	15.80	-2.41	28.93	-6.32	0.63	0.63	10.13	10.13	67.20
CARV	Carver Bancorp, Inc.	NY	3.41	3,696	12.6	5.99	2.99	3.40	0.29	-7.84	5.75	-0.19	-0.42	2.51	2.51	189.86
CHFN	Charter Financial Corporation	GA	17.30	15,031	260.0	17.50	12.36	17.16	0.82	29.69	3.78	0.79	0.86	13.52	11.36	95.70
CSBK	Clifton Bancorp Inc.	NJ	16.11	23,046	371.3	17.49	13.38	16.01	0.62	13.77	-4.79	0.19	0.19	13.12	13.12	56.94
CWAY	Coastway Bancorp, Inc.	RI	16.80	4,467	75.0	16.85	12.10	16.65	0.90	35.36	7.35	0.79	0.79	15.52	15.52	141.70
DCOM	Dime Community Bancshares, Inc.	NY	21.10	37,456	790.3	22.48	16.10	21.95	-3.87	27.03	4.98	2.26	1.05	14.79	13.31	155.43
ESBK	Elmira Savings Bank	NY	21.00	2,747	57.7	22.25	16.83	20.54	2.23	14.13	2.69	1.26	1.23	16.80	12.29	206.60
ENFC	Entegra Financial Corp.	NC	22.20	6,468	143.6	22.25	16.11	22.00	0.91	26.46	7.77	0.92	1.04	21.37	20.90	188.38
EQFN	Equitable Financial Corp.	NE	10.10	3,477	35.1	10.15	8.15	10.10	0.00	15.30	2.02	0.31	0.32	10.43	10.43	65.53
ESSA	ESSA Bancorp, Inc.	PA	15.51	11,464	177.8	16.84	12.69	16.00	-3.06	15.14	-1.34	0.73	0.71	15.48	14.05	154.62
FCAP	First Capital, Inc.	IN	32.00	3,338	106.8	35.00	24.50	31.75	0.80	30.61	-1.30	1.91	2.04	23.55	21.22	222.34
FBNK	First Connecticut Bancorp, Inc.	CT	22.85	15,898	363.3	25.00	15.49	22.70	0.66	41.75	0.88	0.89	0.87	16.17	16.17	178.14
FDEF	First Defiance Financial Corp.	OH	48.90	8,984	439.3	52.31	34.80	49.68	-1.57	29.02	-3.63	3.08	3.10	32.53	25.49	272.70
FNWB	First Northwest Bancorp	WA	15.09	12,154	183.4	16.75	11.99	15.14	-0.33	19.10	-3.27	0.29	0.27	14.60	14.60	86.27
FBC	Flagstar Bancorp, Inc.	MI	26.46	56,825	1,503.6	29.29	17.40	26.23	0.88	43.96	-1.78	2.60	2.74	22.72	22.72	251.18
FSBW	FS Bancorp, Inc.	WA	37.12	3,060	113.6	39.48	23.35	35.23	5.36	53.07	3.25	3.35	3.58	26.02	24.65	270.46
FSBC	FSB Bancorp, Inc.	NY	14.24	1,939	27.6	14.90	9.19	14.14	0.71	34.77	0.28	0.30	0.28	16.20	16.20	133.95
HBK	Hamilton Bancorp, Inc.	MD	15.20	3,414	51.9	15.35	13.19	14.65	3.75	7.95	6.67	-0.01	0.15	18.10	15.34	151.50
HIFS	Hingham Institution for Savings	MA	190.30	2,133	405.9	203.01	115.80	190.86	-0.29	58.56	-3.29	10.41	10.31	72.35	72.35	919.15
HMNF	HMN Financial, Inc.	MN	18.01	4,489	80.8	18.70	10.85	18.11	-0.55	56.43	2.89	1.22	1.23	16.67	16.39	152.75
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	27.90	1,955	54.5	29.85	21.20	27.66	0.86	26.82	3.87	1.80	1.80	22.44	22.44	199.25
IROQ	IF Bancorp, Inc.	IL	19.80	3,950	78.2	19.80	17.25	19.15	3.39	9.88	7.03	1.08	0.98	21.12	21.12	149.02
ISBC	Investors Bancorp, Inc.	NJ	14.46	309,449	4,474.6	14.93	10.67	14.46	0.00	25.63	3.66	0.60	0.60	10.03	9.75	72.83
JXSB	Jacksonville Bancorp, Inc.	IL	31.00	1,798	55.7	31.00	23.20	30.95	0.16	20.39	3.33	1.70	1.57	26.84	25.33	183.90
KRNY	Kearny Financial Corp.	NJ	15.25	89,176	1,359.9	16.10	11.36	14.75	3.39	27.62	-1.93	0.19	0.19	12.57	11.34	50.72
MLVF	Malvern Bancorp, Inc.	PA	20.30	6,560	133.2	21.50	15.00	21.30	-4.69	19.76	-4.02	1.86	1.80	14.42	14.42	125.19
MELR	Melrose Bancorp, Inc.	MA	17.24	2,602	44.9	18.10	14.60	17.05	1.12	14.94	-3.95	0.41	0.28	16.61	16.61	102.50
EBSB	Meridian Bancorp, Inc.	MA	18.80	53,596	1,007.6	20.55	13.14	19.10	-1.57	36.03	-0.53	0.56	0.56	11.12	10.86	77.86
CASH	Meta Financial Group, Inc.	SD	97.15	9,305	904.0	106.90	37.06	103.65	-6.27	140.23	-5.59	3.92	4.65	39.30	31.57	430.56
MSBF	MSB Financial Corp.	NJ	14.50	5,714	82.9	14.95	12.25	14.40	0.69	16.47	-1.36	0.12	0.12	12.71	12.71	75.89
NYCB	New York Community Bancorp, Inc.	NY	14.97	487,057	7,291.2	17.68	13.74	15.19	-1.45	-2.48	-5.91	-0.08	1.20	12.50	7.50	101.55
NFBK	Northfield Bancorp, Inc.	NJ	18.13	48,527	879.8	20.59	14.31	18.25	-0.66	19.99	-9.21	0.52	0.58	12.84	12.00	77.99
NWBI	Northwest Bancshares, Inc.	PA	17.04	101,699	1,733.0	19.10	11.78	17.23	-1.10	40.71	-5.49	0.41	0.78	11.48	8.11	95.52
OCFC	OceanFirst Financial Corp.	NJ	29.37	32,137	943.9	30.70	15.98	29.74	-1.24	72.46	-2.20	1.07	1.41	16.14	13.42	129.17
ORIT	Oritani Financial Corp.	NJ	17.20	45,860	788.8	19.00	15.18	17.40	-1.15	8.45	-8.27	1.12	0.87	11.94	11.94	82.74
OTTW	Ottawa Bancorp, Inc.	IL	12.71	3,456	43.9	12.98	8.39	12.63	0.63	44.99	-0.16	0.39	0.41	9.23	8.93	79.88
PBHC	Pathfinder Bancorp, Inc.	NY	14.27	4,237	60.5	14.55	10.76	13.68	4.31	16.87	5.78	0.73	0.65	13.91	12.79	169.26
PBBI	PB Bancorp, Inc.	CT	10.15	7,880	80.0	10.40	8.20	10.15	0.00	16.92	2.56	0.12	0.12	10.85	9.97	64.27
PBSK	Poage Bankshares, Inc.	KY	19.95	3,714	74.1	20.90	15.50	19.75	1.01	16.18	6.12	0.52	0.60	18.78	18.14	120.88
PROV	Provident Financial Holdings, Inc.	CA	18.60	7,915	147.2	20.66	16.73	19.13	-2.77	9.09	-8.01	0.80	0.81	16.70	16.70	156.98
PFS	Provident Financial Services, Inc.	NJ	26.55	66,082	1,754.5	28.92	17.71	26.73	-0.67	41.00	-6.18	1.37	1.40	18.84	12.44	142.10
PBIP	Prudential Bancorp, Inc.	PA	17.56	9,017	158.3	17.70	13.80	17.49	0.40	11.70	2.57	0.36	0.35	14.17	14.17	62.05
RNDB	Randolph Bancorp, Inc.	MA	14.96	5,869	87.8	16.50	12.06	14.97	-0.07	NA	-7.20	NA	NA	14.63	14.61	83.42
RVSB	Riverview Bancorp, Inc.	WA	7.74	22,511	174.2	8.16	4.15	7.69	0.65	72.00	10.57	0.29	0.30	4.93	3.79	43.71
SVBI	Severn Bancorp, Inc.	MD	7.35	12,131	89.2	8.08	4.99	7.06	4.18	38.68	-6.96	1.14	1.14	6.90	6.87	64.11
SIFI	SI Financial Group, Inc.	CT	14.85	12,211	181.3	16.23	12.30	14.75	0.68	6.83	-3.57	0.53	NA	13.08	11.64	125.96
SBCP	Sunshine Bancorp, Inc.	FL	18.14	7,986	144.9	18.25	13.84	18.14	-0.02	26.76	5.83	-0.35	-0.33	13.82	11.92	70.62
TBNK	Territorial Bancorp Inc.	HI	32.26	9,779	315.5	34.00	24.87	33.23	-2.92	23.89	-1.77	1.69	1.66	23.39	23.39	189.04
TSBK	Timberland Bancorp, Inc.	WA	21.25	6,957	147.8	21.25	12.14	20.99	1.24	70.00	2.86	1.43	1.42	13.95	13.13	128.14
TRST	TrustCo Bank Corp NY	NY	8.35	95,780	799.8	9.00	5.32	8.60	-2.91	52.65	-4.57	0.44	0.43	4.56	4.55	50.25
UCBA	United Community Bancorp	IN	16.85	4,194	70.7	17.10	12.95	16.50	2.15	23.44	0.90	0.86	0.81	16.83	16.17	125.90
UCFC	United Community Financial Corp.	OH	8.73	49,615	433.1	9.50	5.47	8.65	0.92	51.56	-2.35	0.38	0.37	5.51	5.48	43.54
UBNK	United Financial Bancorp, Inc.	CT	17.77	50,803	902.8	18.66	10.79	18.43	-3.58	57.96	-2.15	0.90	1.02	13.00	10.60	128.83
WSBF	Waterstone Financial, Inc.	WI	18.30	29,386	537.8	19.30	13.30	18.50	-1.08	35.96	-0.54	0.81	0.81	13.94	13.92	61.08
WAYN	Wayne Savings Bancshares, Inc.	OH	18.35	2,782	51.0	18.48	11.90	17.86	2.74	42.91	11.21	0.92	0.92	14.88	14.27	160.25
WCFB	WCF Bancorp, Inc.	IA	10.30	2,563	26.4	10.97	8.15	9.76	5.53	16.09	3.00	0.10	0.07	11.54	11.51	48.40
WEBK	Wellesley Bancorp, Inc.	MA	27.57	2,485	68.5	27.75	18.22	26.75	3.05	49.68	-0.66	1.33	1.32	22.52	22.52	268.13
WBB	Westbury Bancorp, Inc.	WI	22.10	4,073	90.0	23.00	18.10	21.80	1.38	17.40	6.76	0.93	0.83	19.43	19.43	172.51
WNEB	Western New England Bancorp, Inc.	MA	9.55	30,380	290.1	9.95	7.35	9.75	-2.05	19.38	2.14	0.25	0.30	7.92	7.92	45.35
WBKC	Wolverine Bancorp, Inc.	MI	33.25	2,099	69.8	33.25	25.26	32.65	1.84	29.13	5.22	2.14	2.14	29.97	29.97	175.88

RP® Financial, LC.

Exhibit 1A

Weekly Thrift Market Line - Part One

Prices As of February 3, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
WSFS	WSFS Financial Corporation	DE	44.80	31,390	1,406.3	47.65	26.40	45.15	-0.78	57.08	-3.34	1.97	2.22	22.08	16.59	211.14
WVFC	WVS Financial Corp.	PA	14.50	2,009	29.1	15.40	10.73	14.51	-0.03	26.09	-1.53	0.74	0.73	16.44	16.44	166.80
MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	22.95	8,503	195.1	25.20	15.38	20.90	9.81	48.02	0.22	1.10	1.10	9.00	9.00	105.04
HONE	HarborOne Bancorp, Inc. (MHC)	MA	18.73	32,121	601.6	20.19	12.53	19.22	-2.55	NA	-3.15	NA	NA	10.21	9.79	73.07
KFFB	Kentucky First Federal Bancorp (MHC)	KY	9.55	8,439	80.6	9.80	8.00	9.55	0.00	3.80	6.28	0.16	0.16	7.96	6.25	34.97
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.85	6,098	96.6	16.59	12.97	15.84	0.04	16.54	-2.57	0.71	0.51	12.68	12.68	78.46
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	12.90	5,821	75.1	13.24	9.51	13.24	-2.57	32.31	7.50	0.19	0.18	8.20	8.20	100.40
OFED	Oconee Federal Financial Corp. (MHC)	SC	23.84	5,803	138.4	24.25	18.21	22.84	4.38	18.08	1.45	0.87	0.86	14.70	14.13	83.44
PVBC	Provident Bancorp, Inc. (MHC)	MA	19.70	9,652	190.2	19.75	12.85	18.75	5.07	51.42	10.06	NA	NA	11.41	11.41	79.59
TFSL	TFS Financial Corporation (MHC)	OH	17.19	283,512	4,873.6	19.89	15.58	18.35	-6.32	3.55	-9.72	0.28	NA	5.84	5.81	45.52
Under Acquisition
EVER	EverBank Financial Corp	FL	19.44	127,037	2,469.6	19.49	12.32	19.47	-0.15	39.45	-0.05	0.96	NA	13.92	13.53	225.94
GTWN	Georgetown Bancorp, Inc.	MA	25.65	1,841	47.2	26.00	19.15	25.70	-0.19	32.22	-0.77	0.43	0.46	17.62	17.62	171.09

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.

Exhibit 1B

Weekly Thrift Market Line - Part Two

Prices As of February 3, 2017

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
ANCB	Anchor Bancorp	WA	14.63	14.63	0.17	1.14	0.17	1.14	NA	39.88	46.21	104.75	15.22	104.75	46.21	NA	NA	NM
ASBB	ASB Bancorp, Inc.	NC	11.46	11.46	0.70	5.91	0.57	4.87	1.33	114.00	NM	129.89	14.87	129.89	21.75	NA	NA	NM
AF	Astoria Financial Corporation	NY	11.53	10.41	0.49	4.41	0.51	4.56	1.69	37.20	30.29	119.97	13.17	135.85	29.49	0.16	0.85	25.81
BCTF	Bancorp 34, Inc.	NM	9.44	9.36	0.41	3.85	0.43	4.04	0.37	179.30	37.58	142.59	13.47	143.99	36.29	0.59	0.00	NM
BKMU	Bank Mutual Corporation	WI	10.89	10.89	0.65	5.85	0.66	5.95	0.54	164.11	26.35	155.42	16.82	155.42	26.35	0.22	2.26	44.59
BYBK	Bay Bancorp, Inc.	MD	10.76	10.27	0.33	2.50	0.41	3.14	2.19	21.03	48.44	123.62	13.07	129.62	40.38	0.00	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	18.34	15.70	0.44	2.13	0.56	2.73	0.30	286.82	49.71	126.01	NA	151.88	40.30	0.24	1.42	52.94
BHBK	Blue Hills Bancorp, Inc.	MA	16.84	16.45	0.33	1.78	0.32	1.73	0.35	221.90	55.71	134.87	21.13	138.65	58.17	0.20	1.03	45.71
BOFI	BofI Holding, Inc.	CA	9.19	9.19	1.70	18.81	1.68	18.63	0.56	89.01	14.80	246.71	22.63	246.71	14.89	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	11.50	11.50	1.74	15.02	1.71	14.81	2.91	38.17	6.73	94.73	10.89	94.73	6.83	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	7.56	7.56	0.57	7.15	NA	NA	0.41	152.33	23.49	162.23	12.27	162.23	NA	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	15.03	15.03	0.74	5.95	0.74	5.91	0.60	16.33	24.87	155.44	23.27	155.44	NA	0.34	2.20	141.94
CARV	Carver Bancorp, Inc.	NY	7.75	7.75	-0.06	-0.80	-0.18	-2.36	2.45	29.93	NM	135.60	1.92	135.60	NM	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	14.12	12.14	0.98	5.90	1.07	6.43	0.77	124.65	21.10	126.54	17.79	150.12	16.98	0.24	1.39	26.22
CSBK	Clifton Bancorp Inc.	NJ	23.08	23.08	0.36	1.40	0.36	1.38	0.38	129.90	NM	122.49	27.08	122.49	81.43	0.24	1.49	120.00
CWAY	Coastway Bancorp, Inc.	RI	10.95	10.95	0.59	4.83	0.59	4.83	2.20	18.19	21.27	108.26	11.86	108.26	21.27	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	9.54	8.67	1.57	15.89	0.73	7.42	0.24	158.94	10.71	139.66	13.16	154.89	21.85	0.56	2.65	28.43
ESBK	Elmira Savings Bank	NY	9.83	7.83	0.77	7.81	0.75	7.67	NA	NA	16.80	125.47	10.23	171.51	17.28	0.92	4.38	73.60
ENFC	Entegra Financial Corp.	NC	11.34	11.12	0.54	4.45	0.62	5.05	1.78	53.29	22.65	107.90	11.11	110.43	20.33	NA	NA	NM
EQFN	Equitable Financial Corp.	NE	15.92	15.92	0.46	3.00	0.47	3.08	NA	NA	32.58	96.82	15.41	96.82	31.72	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	9.95	9.11	0.45	4.40	0.44	4.31	1.26	45.86	21.54	103.71	10.00	114.48	22.49	0.36	2.32	50.00
FCAP	First Capital, Inc.	IN	10.61	9.66	0.89	8.39	0.95	8.90	1.25	65.73	15.61	135.88	NA	150.79	15.68	0.84	2.63	40.98
FBNK	First Connecticut Bancorp, Inc.	CT	9.03	9.03	0.49	5.34	0.48	5.22	1.01	73.97	22.85	139.62	12.80	139.62	22.93	0.36	1.58	31.00
FDEF	First Defiance Financial Corp.	OH	11.92	9.59	1.19	9.93	1.20	10.00	1.14	94.92	15.33	149.91	17.74	191.08	15.03	1.00	2.04	28.53
FNWB	First Northwest Bancorp	WA	18.05	18.05	0.34	1.79	0.32	1.67	0.83	89.70	44.38	103.68	17.57	103.68	46.68	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	9.01	9.01	1.30	11.55	1.17	10.40	0.92	123.28	9.95	112.54	10.70	112.54	NA	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	9.61	9.16	1.32	13.33	1.41	14.26	0.08	NM	10.58	140.15	13.72	147.48	10.10	0.40	1.08	11.40
FSBC	FSB Bancorp, Inc.	NY	12.11	12.11	0.22	2.52	0.21	2.42	0.01	NM	29.06	86.67	10.09	86.67	NA	NA	NA	NM
HBK	Hamilton Bancorp, Inc.	MD	11.95	10.32	-0.01	-0.04	0.11	0.78	1.16	34.98	NM	85.52	10.38	101.18	NA	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	7.86	7.86	1.21	15.48	1.20	15.32	0.28	193.31	17.47	252.05	20.15	252.05	17.64	1.28	0.67	14.33
HMNF	HMN Financial, Inc.	MN	10.91	10.75	0.89	8.02	0.90	8.10	1.04	162.38	13.44	106.46	11.85	108.25	NA	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	11.29	11.29	0.92	7.63	0.92	7.63	0.24	331.61	15.08	123.58	13.29	123.58	NA	0.36	1.29	18.92
IROQ	IF Bancorp, Inc.	IL	14.23	14.23	0.70	4.93	0.64	4.46	0.82	118.60	16.50	94.83	13.48	94.83	NA	0.16	0.81	13.33
ISBC	Investors Bancorp, Inc.	NJ	13.82	13.49	0.86	5.64	0.86	5.64	0.49	210.34	22.59	143.27	19.31	148.32	22.77	0.32	2.21	43.75
JXSB	Jacksonville Bancorp, Inc.	IL	14.60	13.89	0.99	6.53	0.92	6.05	1.33	71.34	18.24	120.67	17.46	128.24	19.94	0.40	1.29	23.53
KRNY	Kearny Financial Corp.	NJ	24.75	22.89	0.39	1.51	0.39	1.52	0.57	102.49	NM	122.01	29.66	134.42	72.38	0.08	0.52	38.10
MLVF	Malvern Bancorp, Inc.	PA	11.52	11.52	1.59	14.05	1.54	13.61	0.45	148.63	11.03	139.10	15.15	139.10	11.31	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	16.23	16.23	0.42	2.26	0.29	1.55	0.00	NM	42.05	103.81	16.84	103.81	61.55	NA	NA	NM
EBSB	Meridian Bancorp, Inc.	MA	14.31	14.03	0.80	5.05	0.79	5.02	0.69	134.22	28.92	165.92	22.71	169.74	30.68	0.12	0.64	18.46
CASH	Meta Financial Group, Inc.	SD	8.36	6.83	1.10	10.80	1.30	12.80	0.02	945.47	27.29	243.15	21.46	453.32	22.26	0.52	0.54	14.61
MSBF	MSB Financial Corp.	NJ	16.74	16.74	0.18	0.90	0.26	1.34	3.53	26.42	NM	113.21	17.95	113.21	72.50	0.00	0.00	NM
NYCB	New York Community Bancorp, Inc.	NY	12.31	7.77	-0.05	-0.39	1.16	9.57	0.12	380.89	14.82	119.06	14.90	197.72	14.63	0.68	4.54	67.33
NFBK	Northfield Bancorp, Inc.	NJ	16.40	15.50	0.66	3.93	0.74	4.41	0.83	77.25	31.81	141.63	22.85	151.40	28.84	0.32	1.77	56.14
NWBI	Northwest Bancshares, Inc.	PA	11.97	8.76	0.46	3.57	0.88	6.79	1.24	54.76	34.78	148.03	18.01	208.59	19.78	0.64	3.76	124.49
OCFC	OceanFirst Financial Corp.	NJ	10.05	8.50	0.69	6.95	0.91	9.22	1.25	36.40	29.97	165.00	18.27	226.86	20.14	0.60	2.04	57.14
ORIT	Oritani Financial Corp.	NJ	14.22	14.22	1.37	9.19	1.07	7.19	0.30	273.73	17.03	146.49	19.66	146.49	18.17	0.70	4.07	118.81
OTTW	Ottawa Bancorp, Inc.	IL	11.54	11.21	0.59	4.15	0.62	4.37	2.00	42.36	32.94	137.65	15.88	142.26	31.22	0.00	0.00	NM
PBHC	Pathfinder Bancorp, Inc.	NY	8.27	7.66	0.48	4.88	0.43	4.41	0.89	106.87	18.29	104.37	NA	113.65	20.87	0.20	1.40	25.64
PBBI	PB Bancorp, Inc.	CT	16.87	15.72	0.18	1.23	0.19	1.27	NA	NA	NM	93.59	15.79	101.83	81.96	0.12	1.18	95.83
PBSK	Poage Bankshares, Inc.	KY	15.54	15.09	0.43	2.68	0.50	3.08	1.78	33.13	38.37	106.22	16.50	109.95	33.24	0.24	1.20	53.85
PROV	Provident Financial Holdings, Inc.	CA	10.72	10.72	0.56	4.88	0.57	4.93	1.09	87.14	21.38	111.06	12.35	111.06	NA	0.52	2.80	58.62
PFS	Provident Financial Services, Inc.	NJ	13.25	9.16	0.96	7.12	0.98	7.28	0.76	99.95	19.24	140.16	18.47	213.41	19.30	0.76	2.86	52.90
PBIP	Prudential Bancorp, Inc.	PA	20.38	20.38	0.51	2.36	0.49	2.29	3.39	17.79	43.90	124.89	23.94	124.89	NA	0.12	0.68	30.00
RNDB	Randolph Bancorp, Inc.	MA	17.54	17.52	NA	2.73	NA	3.81	1.41	47.29	NA	102.26	17.93	102.40	NA	NA	NA	NA
RVSB	Riverview Bancorp, Inc.	WA	11.28	8.91	0.71	5.94	0.72	6.11	1.48	71.92	25.80	159.26	17.68	207.85	25.27	0.08	1.03	26.67
SVBI	Severn Bancorp, Inc.	MD	11.16	11.12	2.00	17.36	2.00	17.36	4.11	29.33	6.18	105.30	11.37	105.72	6.18	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	10.39	9.35	0.42	3.98	NA	NA	1.13	72.00	15.63	110.08	11.69	123.16	NA	0.20	1.35	17.89
SBCP	Sunshine Bancorp, Inc.	FL	12.89	11.32	-0.26	-1.85	-0.29	-2.04	0.41	126.26	NM	129.23	15.55	161.33	56.65	NA	NA	NM
TBNK	Territorial Bancorp Inc.	HI	12.36	12.36	0.85	7.00	0.84	6.86	0.38	39.11	18.33	137.29	16.80	137.29	18.60	0.80	2.48	53.41
TSBK	Timberland Bancorp, Inc.	WA	10.86	10.29	1.19	11.00	1.19	10.94	1.72	93.56	14.07	148.37	16.00	157.29	14.15	0.44	2.07	24.50
TRST	TrustCo Bank Corp NY	NY	9.05	9.04	0.88	9.92	0.87	9.75	0.88	117.51	18.76	184.84	16.43	185.07	19.10	0.26	3.14	58.99
UCBA	United Community Bancorp	IN	13.38	12.92	0.68	5.14	0.64	4.84	1.02	84.53	21.06	102.67	13.45	106.98	NA	0.24	1.42	30.00
UCFC	United Community Financial Corp.	OH	11.87	11.81	0.89	7.33	0.86	7.09	1.96	45.00	21.88	162.97	18.56	164.00	21.72	0.12	1.37	28.82
UBNK	United Financial Bancorp, Inc.	CT	10.03	8.32	0.72	7.12	0.82	8.08	0.84	78.87	17.95	137.65	13.68	168.84	16.52	0.48	2.70	48.48
WSBF	Waterstone Financial, Inc.	WI	22.82	22.79	1.26	5.59	1.26	5.59	0.96	90.49	22.59	131.30	29.96	131.50	22.59	0.48	2.62	40.74
WAYN	Wayne Savings Bancshares, Inc.	OH	9.29	8.94	0.57	6.20	0.57	6.20	0.96	68.18	19.95	123.29	11.45	128.63	19.95	0.36	1.96	39.13
WCFB	WCF Bancorp, Inc.	IA	23.85	23.80	0.19	1.44	0.13	0.98	NA	105.80	NM	89.25	21.28	89.46	148.29	0.20	1.94	147.33
WEBK	Wellesley Bancorp, Inc.	MA	8.31	8.31	0.50	5.81	0.50	5.79	NA	NA	22.23	124.06	9.85	124.06	NA	0.16	0.58	12.10
WBB	Westbury Bancorp, Inc.	WI	11.33	11.33	0.51	4.49	0.46	4.02	0.52	146.36	26.00	114.93	12.28	114.93	29.34	NA	NA	NM
WNEB	Western New England Bancorp, Inc.	MA	10.54	10.54	0.33	3.11	0.39	3.71	0.59	122.46	39.79	121.70	13.98	131.75	28.59	0.12	1.26	50.00
WBKC	Wolverine Bancorp, Inc.	MI	17.20	17.20	1.13	7.00	1.13	7.00	1.92	132.93	15.54	110.95	19.08	110.95	15.54	1.60	4.81	74.77

RP® Financial, LC.

Exhibit 1B

Weekly Thrift Market Line - Part Two

Prices As of February 3, 2017

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
WSFS	WSFS Financial Corporation	DE	10.44	8.05	1.04	9.85	1.18	11.12	0.64	100.10	21.75	204.60	20.79	270.07	20.47	0.28	0.63	12.62
WVFC	WVS Financial Corp.	PA	9.85	9.85	0.42	4.32	0.42	4.26	0.08	149.21	18.35	87.40	8.56	87.40	NA	0.24	1.66	27.85
MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	8.56	8.56	1.12	12.84	1.12	12.84	0.61	193.63	19.62	248.96	20.94	248.96	NA	0.38	1.66	32.26
HONE	HarborOne Bancorp, Inc. (MHC)	MA	13.97	13.47	0.20	1.99	0.34	3.29	2.17	32.29	NA	182.65	24.57	190.51	NA	NA	NA	NA
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.87	18.88	0.43	1.86	0.43	1.86	NA	NA	59.69	120.05	27.45	152.92	59.69	0.40	4.19	250.00
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	16.16	16.16	0.88	5.56	0.64	4.03	1.38	36.15	27.33	124.99	NA	124.99	40.96	0.28	1.77	48.28
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.17	8.17	0.19	2.28	0.18	2.19	3.69	32.31	67.89	156.73	12.78	156.73	NA	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SC	17.59	17.03	1.05	6.21	1.04	6.16	1.15	19.69	27.40	162.17	28.53	168.72	27.63	0.40	1.68	45.98
PVBC	Provident Bancorp, Inc. (MHC)	MA	14.10	14.10	0.82	5.71	0.78	5.42	0.65	168.33	28.55	174.22	23.90	174.22	30.72	NA	NA	NM
TFSL	TFS Financial Corporation (MHC)	OH	12.87	12.80	0.65	4.73	NA	NA	1.58	31.39	59.28	292.65	36.95	294.37	NA	0.50	2.91	155.17
Under Acquisition
EVER	EverBank Financial Corp	FL	6.60	6.45	0.49	7.07	NA	NA	0.74	45.16	18.34	132.32	8.92	135.81	NA	0.24	1.23	22.64
GTWN	Georgetown Bancorp, Inc.	MA	10.30	10.30	0.25	2.39	0.27	2.55	NA	NA	NM	146.96	14.83	146.96	NA	0.20	0.78	181.82

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

EXHIBIT 2

Pro Forma Analysis Sheet

Fully Converted Basis

EXHIBIT 2

PRO FORMA ANALYSIS SHEET-FULLY CONVERTED BASIS

COMMUNITY FIRST BANCSHARES, INC.

Prices as of February 3, 2017

			Subject at		Peer Group				Georgia Companies				All Public Thrifts
Valuation Pricing Multiples		Symbol	Midpoint		Mean		Median		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	58.83	x	20.78	x	18.24	x	21.10	x	21.10	x	20.25	x	19.95	x
Price-core earnings multiple	=	P/CE	50.69	x	25.11	x	25.83	x	16.98	x	16.98	x	20.54	x	20.23	x
Price-book ratio	=	P/B	60.64%		107.88%		105.48%		126.54%		126.54%		131.10%		124.89%
Price-tangible book ratio	=	P/TB	60.64%		109.44%		108.46%		150.12%		150.12%		144.83%		134.42%
Price-assets ratio	=	P/A	19.89%		16.93%		16.67%		17.79%		17.79%		16.01%		15.67%

Valuation Parameters				% of Offering	% of Offering + Foundation
Pre-Conversion Earnings (Y)	$1,263,000	(12 Mths 12/16)	ESOP Stock as % of Offering (E)	8.0000%	8.0000%
Pre-Conversion Core Earnings	$1,418,620	(12 Mths 12/16)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$45,461,000	(12/16)	ESOP Amortization (T)	25.00	years
Intangibles	$0	(12/16)	RRP Stock as % of Offering (M)	4.0000%	4.0000%
Pre-Conv. Tang. Book Value (B)	$45,461,000	(12/16)	Stock Programs Vesting (N)	5.00	years
Pre-Conversion Assets (A)	$237,999,000	(12/16)	Fixed Expenses	$1,105,000
Reinv. Rate: (5 Yr Treas)@12/2016	1.140%		Subscr/Dir Comm Exp (Mdpnt)	$499,400	1.00%

Tax rate (TAX)	38.00%		Total Expenses (Midpoint)	$1,604,400
A-T Reinvestment Rate(R)	0.707%		Syndicate Expenses (Mdpnt)	$0	0.00%
Est. Conversion Expenses (1)(X)	2.81%		Syndicate Amount	$0
Insider Purchases ($)	$2,500,000		Percent Sold (PCT)	100.00%
Price/Share	$10.00		MHC Assets	$100,000
Foundation Cash Contrib. (FC)	$0		Options as % of Offering (O1)	10.0000%	10.00%
Found. Stk Contrib (% of Total Shrs (FS)	0.0000%		Estimated Option Value (O2)	23.40%
Foundation Tax Benefit (Z)	$0		Option Vesting Period (O3)	5.00	years
Foundation Amount (Mdpt.)	$0		% of Options taxable (O4)	25.00%

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$57,000,000

	1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)
1. V=	P/E * (Y)	V=	$57,000,000

	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)
2. V=	P/B * (B+Z)	V=	$57,000,000

	1 - P/B * PCT * (1-X-E-M-FC-FS)
2. V=	P/TB * (TB+Z)	V=	$57,000,000

	1 - P/TB * PCT * (1-X-E-M-FC-FS)
3. V=	P/A * (A+Z+PA)	V=	$57,000,000

	1 - P/A * PCT * (1-X-E-M-FC-FS)

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued	Price Per Share	Market Value of Stock Sold in Offering	Market Value of Stock Issued in Reorganization
Supermaximum	0	7,538,250	0	7,538,250	$10.00	$75,382,500	$75,382,500
Maximum	0	6,555,000	0	6,555,000	10.00	65,550,000	$65,550,000
Midpoint	0	5,700,000	0	5,700,000	10.00	57,000,000	$57,000,000
Minimum	0	4,845,000	0	4,845,000	10.00	48,450,000	$48,450,000

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued
Supermaximum	0.000%	100.000%	0.000%	100.000%
Maximum	0.000%	100.000%	0.000%	100.000%
Midpoint	0.000%	100.000%	0.000%	100.000%
Minimum	0.000%	100.000%	0.000%	100.000%

(1)	Estimated offering expenses at midpoint of the offering.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds

Fully Converted Basis

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Minimum of the Range

1. Market Value of Shares Sold In Offering:				$48,450,000
Market Value of Shares Issued to Foundation:				0

Total Market Value of Company:				$48,450,000
2. Offering Proceeds of Shares Sold In Offering				$48,450,000
Less: Estimated Offering Expenses				1,525,740

Net Conversion Proceeds				$46,924,260
3. Estimated Additional Equity and Income from Offering Proceeds
Net Conversion Proceeds				$46,924,260
Less: Cash Contribution to Foundation				0
Less: Non-Cash ESOP Stock Purchases (1)				(3,876,000)
Less: Non-Cash MRP Stock Purchases (2)				(1,938,000)

Net Conversion Proceeds Reinvested				$41,110,260
Estimated After-Tax Reinvestment Rate				0.71%

Earnings from Reinvestment of Proceeds				$290,567
Less: Estimated cost of ESOP borrowings(1)				0
Less: Amortization of ESOP borrowings(1)				(96,125)
Less: Stock Programs Vesting (2)				(240,312)
Less: Option Plan Vesting (3)				(205,205)

Net Earnings Increase				($251,075)

		Before Conversion	Net Earnings Increase	After Conversion
4. Pro Forma Earnings
12 Months ended December 31, 2016 (reported)		$1,263,000	($251,075)	$1,011,925
12 Months ended December 31, 2016 (core)		$1,418,620	($251,075)	$1,167,545

	Before Conversion	Net Equity Proceeds	Tax Benefit of Foundation	After Conversion
5. Pro Forma Net Worth
December 31, 2016	$45,461,000	$41,110,260	$0	$86,571,260
December 31, 2016 (Tangible)	$45,461,000	$41,110,260	$0	$86,571,260

	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6. Pro Forma Assets
December 31, 2016	$237,999,000	$41,110,260	$0	$279,109,260

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 25 years, amortization expense is tax effected at 38%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 38%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Midpoint of the Range

1. Market Value of Shares Sold In Offering:				$57,000,000
Market Value of Shares Issued to Foundation:				0

Total Market Value of Company:				$57,000,000
2. Offering Proceeds of Shares Sold In Offering				$57,000,000
Less: Estimated Offering Expenses				1,604,400

Net Conversion Proceeds				$55,395,600
3. Estimated Additional Equity and Income from Offering Proceeds
Net Conversion Proceeds				$55,395,600
Less: Cash Contribution to Foundation				0
Less: Non-Cash ESOP Stock Purchases (1)				(4,560,000)
Less: Non-Cash MRP Stock Purchases (2)				(2,280,000)

Net Conversion Proceeds Reinvested				$48,555,600
Estimated After-Tax Reinvestment Rate				0.71%

Earnings from Reinvestment of Proceeds				$343,191
Less: Estimated cost of ESOP borrowings(1)				0
Less: Amortization of ESOP borrowings(1)				(113,088)
Less: Stock Programs Vesting (2)				(282,720)
Less: Option Plan Vesting (3)				(241,418)

Net Earnings Increase				($294,035)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4. Pro Forma Earnings
12 Months ended December 31, 2016 (reported)		$1,263,000	($294,035)	$968,965
12 Months ended December 31, 2016 (core)		$1,418,620	($294,035)	$1,124,585

	Before	Net Capital	Tax Benefit	After
	Conversion	Proceeds	of Foundation	Conversion
5. Pro Forma Net Worth
December 31, 2016	$45,461,000	$48,555,600	$0	$94,016,600
December 31, 2016 (Tangible)	$45,461,000	$48,555,600	$0	$94,016,600

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	of Foundation	Conversion
6. Pro Forma Assets
December 31, 2016	$237,999,000	$48,555,600	$0	$286,554,600

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 25 years, amortization expense is tax effected at 38%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 38%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.
Exchange Ratio

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Maximum of the Range

1. Market Value of Shares Sold In Offering:				$65,550,000
Market Value of Shares Issued to Foundation:				0

Total Market Value of Company:				$65,550,000
2. Offering Proceeds of Shares Sold In Offering				$65,550,000
Less: Estimated Offering Expenses				1,683,060

Net Conversion Proceeds				$63,866,940
3. Estimated Additional Equity and Income from Offering Proceeds
Net Conversion Proceeds				$63,866,940
Less: Cash Contribution to Foundation				0
Less: Non-Cash ESOP Stock Purchases (1)				(5,244,000)
Less: Non-Cash MRP Stock Purchases (2)				(2,622,000)

Net Conversion Proceeds Reinvested				$56,000,940
Estimated After-Tax Reinvestment Rate				0.71%

Earnings from Reinvestment of Proceeds				$395,815
Less: Estimated cost of ESOP borrowings(1)				0
Less: Amortization of ESOP borrowings(1)				(130,051)
Less: Stock Programs Vesting (2)				(325,128)
Less: Option Plan Vesting (3)				(277,630)

Net Earnings Increase				($336,995)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4. Pro Forma Earnings
12 Months ended December 31, 2016 (reported)		$1,263,000	($336,995)	$926,005
12 Months ended December 31, 2016 (core)		$1,418,620	($336,995)	$1,081,625

	Before	Net Capital	Tax Benefit	After
	Conversion	Proceeds	of Foundation	Conversion
5. Pro Forma Net Worth
December 31, 2016	$45,461,000	$56,000,940	$0	$101,461,940
December 31, 2016 (Tangible)	$45,461,000	$56,000,940	$0	$101,461,940

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	of Foundation	Conversion
6. Pro Forma Assets
December 31, 2016	$237,999,000	$56,000,940	$0	$293,999,940

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 25 years, amortization expense is tax effected at 38%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 38%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.
Exchange Ratio

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Supermaximum Value

1. Market Value of Shares Sold In Offering:				$75,382,500
Market Value of Shares Issued to Foundation:				0

Total Market Value of Company:				$75,382,500
2. Offering Proceeds of Shares Sold In Offering				$75,382,500
Less: Estimated Offering Expenses				1,773,519

Net Conversion Proceeds				$73,608,981
3. Estimated Additional Equity and Income from Offering Proceeds
Net Conversion Proceeds				$73,608,981
Less: Cash Contribution to Foundation				0
Less: Non-Cash ESOP Stock Purchases (1)				(6,030,600)
Less: Non-Cash MRP Stock Purchases (2)				(3,015,300)

Net Conversion Proceeds Reinvested				$64,563,081
Estimated After-Tax Reinvestment Rate				0.71%

Earnings from Reinvestment of Proceeds				$456,332
Less: Estimated cost of ESOP borrowings(1)				0
Less: Amortization of ESOP borrowings(1)				(149,559)
Less: Stock Programs Vesting (2)				(373,897)
Less: Option Plan Vesting (3)				(319,275)

Net Earnings Increase				($386,399)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4. Pro Forma Earnings
12 Months ended December 31, 2016 (reported)		$1,263,000	($386,399)	$876,601
12 Months ended December 31, 2016 (core)		$1,418,620	($386,399)	$1,032,221

	Before	Net Capital	Tax Benefit	After
	Conversion	Proceeds	of Foundation	Conversion
5. Pro Forma Net Worth
December 31, 2016	$45,461,000	$64,563,081	$0	$110,024,081
December 31, 2016 (Tangible)	$45,461,000	$64,563,081	$0	$110,024,081

	Before	Net Cash	Tax Benefit	After
	Conversion	Proceeds	of Foundation	Conversion
6. Pro Forma Assets
December 31, 2016	$237,999,000	$64,563,081	$0	$302,562,081

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 25 years, amortization expense is tax effected at 38%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 38%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

EXHIBIT 4

Pro Forma Analysis Sheet

Minority Stock Offering

EXHIBIT 4

PRO FORMA ANALYSIS SHEET-MHC BASIS

COMMUNITY FIRST BANCSHARES, INC.

Prices as of February 3, 2017

			Subject at		Peer Group				Georgia Companies				All Public Thrifts
Final Valuation Pricing Multiples		Symbol	Midpoint		Mean		Median		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	51.71	x	20.78	x	18.24	x	21.10	x	21.10	x	20.25	x	19.95	x
Price-core earnings multiple	=	P/CE	45.31	x	25.11	x	25.83	x	16.98	x	16.98	x	20.54	x	20.23	x
Price-book ratio	=	P/B	85.19%		107.88%		105.48%		126.54%		126.54%		131.10%		124.89%
Price-tangible book ratio	=	P/TB	85.19%		109.44%		108.46%		150.12%		150.12%		144.83%		134.42%
Price-assets ratio	=	P/A	21.97%		16.93%		16.67%		17.79%		17.79%		16.01%		15.67%

Valuation Parameters (2)					As a % of Offering + Foundation
Pre-Conversion Earnings (Y)	$1,263,000	(12Mths 12/16)	ESOP Stock Purchases (E)	8.52%	8.52%
Pre-Conversion Core Earnings	$1,418,620	(12Mths 12/16)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$45,461,000		ESOP Amortization (T)	25.00	years
Pre-Conv. Tang. Book Value (B)	$45,461,000		Stock Programs Amount (M)	4.261%	4.26%
Pre-Conversion Assets (A)	$237,999,000		Stock Programs Vesting (N)	5.00	years
Reinvestment Rate:	1.14%		Fixed Expenses	$1,105,000
Tax rate (TAX)	38.00%		Variable Expenses	1.00%
A-T Reinvestment Rate(R)	0.71%		Percent Sold (PCT)	46.0000%
Est. Conversion Expenses (1)(X)	5.03%		MHC Assets	$0
Insider Purchases	$2,500,000		Options as % of Offering (O1)	10.65%	10.65%
Price/Share	$10.00		Estimated Option Value (O2)	23.40%
Foundation Cash Contrib. (FC)	$0		Option Vesting Period (O3)	5.00	years
Foundation Stock Contrib. (FS)	0.00%		% of Options taxable (O4)	25.00%
Foundation Tax Benefit (Z)	$0
Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$57,000,000
	1 - P/E * PCT * ((1-X-E-M-C-D)*R - (1-TAX)*E/T - (1-TAX)*M/N)

1. V=	P/E * (Y)	V=	$57,000,000
	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/B * B	V=	$57,000,000
	1 - P/B * PCT * (1-X-E-M-FC-FS)

2. V=	P/TB * TB	V=	$57,000,000
	1 - P/B * PCT * (1-X-E-M-FC-FS)

3. V=	P/A * (A+Z)	V=	$57,000,000
	1 - P/A * PCT * (1-X-E-M-FC-FS)

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued	Price Per Share	Mark. Val of Stock Sold in Offering+Issued to Foundation	Full Value of Total Shares
Supermaximum	4,070,655	3,467,595	0	7,538,250	$10.00	$34,675,950	$75,382,500
Maximum	3,539,700	3,015,300	0	6,555,000	10.00	30,153,000	$65,550,000
Midpoint	3,078,000	2,622,000	0	5,700,000	10.00	26,220,000	$57,000,000
Minimum	2,616,300	2,228,700	0	4,845,000	10.00	22,287,000	$48,450,000

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued
Supermaximum	54.000%	46.000%	0.000%	100.000%
Maximum	54.000%	46.000%	0.000%	100.000%
Midpoint	54.000%	46.000%	0.000%	100.000%
Minimum	54.000%	46.000%	0.000%	100.000%

(1)	Estimated offering expenses at midpoint of the offering.
(2)	Reflects reduction in earnings, equity and assets due to $100,000 contributed to the MHC.

EXHIBIT 5

Pro Forma Effect of Conversion Proceeds

Minority Stock Offering

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Minimum of the Range

1.	Market Value of Shares Sold In Offering:	$22,287,000
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	26,163,000

	Total Market Value of Company:	$48,450,000
2.	Offering Proceeds of Shares Sold In Offering	$22,287,000
	Less: Estimated Offering Expenses	1,283,871

	Net Conversion Proceeds	$21,003,129
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$21,003,129
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(100,000)
	Less: Non-Cash ESOP/MRP Purchases (1)	(2,848,860)

	Net Proceeds Reinvested	$18,054,269
	Estimated net incremental rate of return	0.71%

	Earnings Increase	$127,608
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(47,101)
	Less: Stock Programs Vesting (3)	(117,753)
	Less: Option Plan Vesting (4)	(100,551)

	Net Earnings Increase	($137,797)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2016 (reported)		$1,263,000	($137,797)	$1,125,203
	12 Months ended December 31, 2016 (core)		$1,418,620	($137,797)	$1,280,823

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth
	December 31, 2016	$45,461,000	$18,054,269	$0	$63,515,269
	December 31, 2016 (Tangible)	$45,461,000	$18,054,269	$0	$63,515,269

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets
	December 31, 2016	$237,999,000	$18,054,269	$0	$256,053,269

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 25 years, and amortization expense is tax effected at 38%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 38%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Midpoint of the Range

1.	Market Value of Shares Sold In Offering:	$26,220,000
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	30,780,000

	Total Market Value of Company:	$57,000,000
2.	Offering Proceeds of Shares Sold In Offering	$26,220,000
	Less: Estimated Offering Expenses	1,319,856

	Net Conversion Proceeds	$24,900,144
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$24,900,144
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(100,000)
	Less: Non-Cash ESOP/MRP Purchases (1)	(3,351,600)

	Net Proceeds Reinvested	$21,448,544
	Estimated net incremental rate of return	0.71%

	Earnings Increase	$151,598
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(55,413)
	Less: Stock Programs Vesting (3)	(138,533)
	Less: Option Plan Vesting (4)	(118,295)

	Net Earnings Increase	($160,642)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2016 (reported)		$1,263,000	($160,642)	$1,102,358
	12 Months ended December 31, 2016 (core)		$1,418,620	($160,642)	$1,257,978

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth
	December 31, 2016	$45,461,000	$21,448,544	$0	$66,909,544
	December 31, 2016 (Tangible)	$45,461,000	$21,448,544	$0	$66,909,544

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets
	December 31, 2016	$237,999,000	$21,448,544	$0	$259,447,544

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 25 years, and amortization expense is tax effected at 38%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 38%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Maximum of the Range

1.	Market Value of Shares Sold In Offering:	$30,153,000
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	35,397,000

	Total Market Value of Company:	$65,550,000
2.	Offering Proceeds of Shares Sold In Offering	$30,153,000
	Less: Estimated Offering Expenses	1,355,841

	Net Conversion Proceeds	$28,797,159
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$28,797,159
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(100,000)
	Less: Non-Cash ESOP/MRP Purchases (1)	(3,854,340)

	Net Proceeds Reinvested	$24,842,819
	Estimated net incremental rate of return	0.71%

	Earnings Increase	$175,589
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(63,725)
	Less: Stock Programs Vesting (3)	(159,313)
	Less: Option Plan Vesting (4)	(136,039)

	Net Earnings Increase	($183,488)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2016 (reported)		$1,263,000	($183,488)	$1,079,512
	12 Months ended December 31, 2016 (core)		$1,418,620	($183,488)	$1,235,132

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth
	December 31, 2016	$45,461,000	$24,842,819	$0	$70,303,819
	December 31, 2016 (Tangible)	$45,461,000	$24,842,819	$0	$70,303,819

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets
	December 31, 2016	$237,999,000	$24,842,819	$0	$262,841,819

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 25 years, and amortization expense is tax effected at 38%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 38%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

COMMUNITY FIRST BANCSHARES, INC.

At the Supermaximum Value

1.	Market Value of Shares Sold In Offering:	$34,675,955
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	40,706,555

	Total Market Value of Company:	$75,382,510
2.	Offering Proceeds of Shares Sold In Offering	$34,675,955
	Less: Estimated Offering Expenses	1,397,226

	Net Conversion Proceeds	$33,278,729
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$33,278,729
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(100,000)
	Less: Non-Cash ESOP/MRP Purchases (1)	(4,432,492)

	Net Proceeds Reinvested	$28,746,238
	Estimated net incremental rate of return	0.71%

	Earnings Increase	$203,178
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(73,284)
	Less: Stock Programs Vesting (3)	(183,210)
	Less: Option Plan Vesting (4)	(156,445)

	Net Earnings Increase	($209,760)

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2016 (reported)		$1,263,000	($209,760)	$1,053,240
	12 Months ended December 31, 2016 (core)		$1,418,620	($209,760)	$1,208,860

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth
	December 31, 2016	$45,461,000	$28,746,238	$0	$74,207,238
	December 31, 2016 (Tangible)	$45,461,000	$28,746,238	$0	$74,207,238

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets
	December 31, 2016	$237,999,000	$28,746,238	$0	$266,745,238

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 25 years, and amortization expense is tax effected at 38%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 38%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

EXHIBIT 6

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (37)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (33)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (29)	(703) 647-6553	mfaust@rpfinancial.com
James J. Oren, Director (29)	(703) 647-6549	joren@rpfinancial.com
James P. Hennessey, Director (30)	(703) 647-6544	jhennessey@rpfinancial.com
Gregory E. Dunn, Director (33)	(703) 647-6548	gdunn@rpfinancial.com
Carla Pollard, Senior Vice President (27)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters

Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com